UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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CREE, INC.
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

To the Shareholders of Cree, Inc.:

The 2020 Annual Meeting of Shareholders of Cree, Inc. will be held virtually at www.virtualshareholdermeeting.com/CREE2020 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 26, 2020, at 12:00 p.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:
•Proposal No. 1—Election of nine directors
•Proposal No. 2—Approval of the 2020 Employee Stock Purchase Plan
•Proposal No. 3—Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 27, 2021
•Proposal No. 4—Advisory (nonbinding) vote to approve executive compensation
All shareholders are invited to attend the meeting. Only shareholders of record at the close of business on August 28, 2020 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
September 9, 2020

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 14, 2020, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our 2020 Proxy Statement and 2020 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.
____________________
PROXY STATEMENT
____________________

2020 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	•	Place: Virtually at www.virtualshareholdermeeting.com/CREE2020 and in person at Cree, Inc. offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703
	•	Date and time: Monday, October 26, 2020, at 12:00 p.m.
	•	Record Date: August 28, 2020
	•	Approximate Date of Availability of Proxy Materials: September 14, 2020
•
Voting: Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of nine directors (FOR THE NOMINEES)
	•	Approval of 2020 Employee Stock Purchase Plan (FOR)
	•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 27, 2021 (FOR)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)

Board nominees	•	Glenda M. Dorchak. Director of Viavi Solutions Inc., ANSYS, Inc. and GlobalFoundries. Cree Director since January 2020.
	•	John C. Hodge. Founding Partner of Rubicon Technology Partners. Cree Director since 2018.
	•	Clyde R. Hosein. Executive Vice President and Chief Financial Officer of Automation Anywhere, Inc. Cree Director since 2005.
	•	Darren R. Jackson. Former Board Member and Chief Executive Officer of Advance Auto Parts, Inc. Cree Director since 2016.
	•	Duy-Loan T. Le. President of DLE Management Consulting LLC. Cree Director since 2018.
	•	Gregg A. Lowe. Cree, Inc. President and Chief Executive Officer. Cree Director since 2017.
	•	John B. Replogle. Founding Partner of One Better Ventures, LLC. Cree Director since 2014.
	•	Thomas H. Werner. Chairman and Chief Executive Officer of SunPower Corporation. Cree Director since 2006.
	•	Anne C. Whitaker. Chief Executive Officer of Aerami Therapeutics, Inc. Cree Director since 2013.

Executive officers at end of fiscal year	•	Gregg A. Lowe, President and Chief Executive Officer
	•	Neill P. Reynolds, Executive Vice President and Chief Financial Officer

Approval of our 2020 Employee Stock Purchase Plan	We are seeking shareholder approval of our 2020 Employee Stock Purchase Plan. Our Board of Directors recommends a FOR vote because we believe that the plan helps align the interests of our employees with those of our shareholders and helps us retain and motivate our employees.

Independent auditors	Although not required, we ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending June 27, 2021. Our Board of Directors recommends a FOR vote.

Advisory (nonbinding) vote to approve executive compensation	Annually, our shareholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

MEETING INFORMATION

The Board of Directors of Cree, Inc. (“Cree” or the “Company”) is asking for your proxy for use at the 2020 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held virtually online and in person at our offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 26, 2020, at 12:00 p.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the nine directors listed in this proxy statement; (2) approval of the 2020 Employee Stock Purchase Plan, or the ESPP; (3) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 27, 2021; and (4) advisory (nonbinding) vote to approve executive compensation.
We will hold our annual meeting virtually and in person. We strongly encourage shareholders to attend virtually due to the ongoing public health and safety concerns posed by the COVID-19 pandemic. To minimize these potential risks, we will allow the number of shareholders to attend the Annual Meeting in person (on a first-come, first served basis) that we are legally permitted to admit in accordance with North Carolina law and will implement reasonable procedures to adhere to the guidelines of the Centers for Disease Control and Prevention (CDC) and best practices for social gatherings. The health of all our stakeholders is our top priority.
You can attend the meeting online, vote your shares, and submit questions by visiting www.virtualshareholdermeeting.com/CREE2020 and entering your unique 16-digit “Control Number” that is printed on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that you received. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the phone number posted on the date of the Annual Meeting at www.virtualshareholdermeeting.com/CREE2020 for general technical questions. If you lost your 16-digit control number or are not a shareholder, you will still be able to attend the meeting by visiting www.virtualshareholdermeeting.com/CREE2020 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares at the meeting or submit questions during the meeting.
The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the ESPP, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 27, 2021, and FOR the advisory (nonbinding) vote to approve executive compensation.
Beginning on or about September 14, 2020, proxy materials for the annual meeting, including this proxy statement and our 2020 Annual Report, are being made available to shareholders entitled to vote at the annual meeting. The Annual Report is not part of our proxy soliciting materials.
Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on October 26, 2020:
The Annual Report and proxy statement will be available on the Internet at
www.cree.com/annualmeeting.
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 14, 2020, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only shareholders of record of the Company at the close of business on August 28, 2020 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 109,716,154 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or at the Annual Meeting using one of the following methods:
•Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address at www.proxyvote.com. The deadline for voting over the Internet is Sunday, October 25, 2020 at 11:59 p.m. Eastern time.
•Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Sunday, October 25, 2020 at 11:59 p.m. Eastern time.
•Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Sunday, October 25, 2020.
•Voting at the Annual Meeting. If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (August 28, 2020), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CREE2020 and following the instructions to vote or submit questions during the meeting. In order to vote you will need the 16-digit control number that appears on your Notice of Internet Availability, proxy card or voter instruction form, as applicable. Each shareholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of common stock, you may receive and need to vote more than one control number. You can also vote in person at the meeting if you are the record owner of the shares to be voted or if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.
How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting virtually or in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR approval of the ESPP, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 27, 2021, and FOR the advisory (nonbinding) vote to approve executive compensation.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors (and many other matters, including Proposals 2 and 4) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 3 if you do not instruct your broker how you wish to vote your shares.
Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented at the Annual Meeting (either virtually or in person) or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required
•Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The nine nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.
As set forth in the Corporate Governance Principles adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chairman prior to the first regular meeting of the Board that follows the meeting of shareholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.
•Proposal 2 (Approval of the 2020 Employee Stock Purchase Plan). The proposed ESPP will be approved if the votes cast for approval exceed the votes cast against approval. The ESPP would succeed the Company’s 2005 Employee Stock Purchase Plan, which will terminate by its terms on November 3, 2020.
•Proposal 3 (Ratification of Appointment of Auditors). Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2021 will be approved if the votes cast for approval exceed the votes cast against approval. Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the 2020 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
•Proposal 4 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
        All nine persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his or her successor has been duly elected and qualified.
The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Principles, including that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Principles, under which the Chief Executive Officer is expected to own shares with a value not less than five times his base salary, and each non-employee member of the Board is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees, within five years after election or appointment to the Board.
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Glenda M. Dorchak	56
Ms. Dorchak has been a member of the Board of Directors since January 2020. Ms. Dorchak is a former technology industry executive who has also served as a director of ANSYS, Inc. (Nasdaq: ANSS) since July 2018, GlobalFoundries since June 2019 and Viavi Solutions, Inc. (Nasdaq: VIVA) since November 2019. She also served from 2014 to March 2020 as an Operating Advisor to OMERS Private Equity, a private equity investment fund for a Canadian pension plan. Ms. Dorchak served as a director of Mellanox Technologies, Ltd. from July 2009 until its acquisition by NVIDIA Corporation in April 2020, and from June 2018 to June 2019, she served as a director of Quantenna Communications, Inc. (Nasdaq: QTNA) until its acquisition by ON Semiconductor Corporation. Ms. Dorchak was Executive Vice President and General Manager of Global Business for Spansion, Inc., a flash memory provider, from April 2012 to June 2013. From January 2009 until September 2010, when it was acquired by Red Bend Software, Ms. Dorchak was the chief executive officer and vice chairman of VirtualLogix, Inc., a provider of virtualization software for wireless and embedded devices. Prior to VirtualLogix, Inc., she served as chairman and chief executive officer of Intrinsyc Software International, Inc., a product development company of hardware, software, engineering and production services, from August 2006 to November 2008, where she had also served as an independent director from September 2003 to December 2004. Ms. Dorchak was an executive at Intel Corporation from 2001 to 2006. Prior to her tenure at Intel Corporation, she served as chairman and chief executive officer of Value America, Inc., an online retailer, from September 1999 to November 2000 and president from September 1998 to August 1999. From 1974 to 1998, Ms. Dorchak worked for IBM Corporation.
Ms. Dorchak’s qualifications to serve as a director include her years of experience as a Chief Executive Officer at two public and one private technology companies, as well as 30 years of executive operating roles for global technology companies, including Intel and IBM, which gives her deep experience in the areas of executive leadership, global operations and strategic corporate development. She has served as a public company director for 22 years and has broad committee experience including chairing Compensation and Nominating and Governance committees.
			2020

Name	Age	Principal Occupation and Background	Director Since
John C. Hodge	53
Mr. Hodge has been a member of the Board of Directors since October 2018. He is a founding partner of private-equity firm Rubicon Technology Partners, which he joined in 2012. Prior to that, Mr. Hodge was a Senior Advisor and Senior Managing Director with Blackstone Group, a private equity firm, from 2006 to 2011. From 1998 to February 2006, Mr. Hodge was Senior Advisor, Managing Director and Global Head of Corporate Finance of the Technology Group of Credit Suisse First Boston. He also previously held positions at Morgan Stanley and Robertson Stephens. Mr. Hodge has spent more than 25 years as an investor in and advisor to the global semiconductor and technology industry.
Mr. Hodge’s qualifications to serve as a director include his years of experience in private equity, corporate finance, and merger and acquisition transactions and his extensive experience as a director of semiconductor companies, including Silicon Image, Inc. from 2007 to 2014 and Freescale Semiconductor, Ltd. from 2008 to 2011. He brings to the Company’s Board of Directors his financial expertise and his work as a private equity investor analyzing and focusing on creating long-term value through operational improvements utilizing a repeatable process driven approach.
			2018
Clyde R. Hosein	61
Mr. Hosein has been a member of the Board of Directors since December 2005. Since December 2017, he has served as Chief Financial Officer of Automation Anywhere, Inc., an enterprise software provider of robotic process automation. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career, he spent 14 years in financial and engineering roles at IBM Corporation.
Mr. Hosein’s qualifications to serve as a director include his years of experience as an executive officer in publicly traded companies in the semiconductor industry, including his roles in operational management, his substantial experience as a chief financial officer responsible for the finance and accounting functions of publicly traded companies, his qualifications as an audit committee financial expert, and his technical background and significant experience in technology-based companies generally.
			2005

Name	Age	Principal Occupation and Background	Director Since
Darren R. Jackson	55
Mr. Jackson has been a member of the Board of Directors since May 2016, and has served as Chairman of the Board of Cree since October 2018. From July 2004 to January 2016, he served on the Board of Directors of Advance Auto Parts, Inc., and served as its Chief Executive Officer from January 2008 to January 2016.  Mr. Jackson also served as President of Advance Auto Parts from January 2008 to January 2009 and from January 2012 to April 2013. Prior to this, Mr. Jackson served in various executive positions with Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, ultimately serving from July 2007 to December 2007 as Executive Vice President of Customer Operating Groups. Mr. Jackson joined Best Buy in 2000 and was appointed as its Executive Vice President-Finance and Chief Financial Officer in February of 2001. Prior to 2000, he served as Vice President and Chief Financial Officer of Nordstrom, Inc., Full-line Stores, a fashion specialty retailer, and held various senior positions, including Chief Financial Officer of Carson Pirie Scott & Company, a regional department store company. Mr. Jackson also served as a director of Fastenal Company (Nasdaq: FAST), which sells industrial and construction supplies, from July 2012 until April 2020.
Mr. Jackson’s qualifications to serve as a director include his years as a Chief Executive Officer, President and Chief Financial Officer of publicly traded companies in the retail and distribution industries, including his operational, logistical and executive management, financial and accounting acumen and experience.
			2016
Duy-Loan T. Le	58
Ms. Le has been a member of the Board of Directors since October 2018. She retired from Texas Instruments Inc. in February 2015, most recently holding the title of Senior Fellow since 2002. During her 33 year career at Texas Instruments, Ms. Le held various leadership positions, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. Since 2016, she has been president and sole partner of DLE Management Consulting LLC, a management consulting firm. Ms. Le has 33 years of experience in semiconductors, specifically in chip design, silicon manufacturing technology development, and advanced technology manufacturing from concept to high volume production, and 33 years of global business experience, including managing global R&D centers, joint ventures, foundries, and OSAT (Outsourced Semiconductor Assembly and Test) partnerships in Asia and Europe. Ms. Le is currently a member of the board of directors of Ballard Power Systems (Nasdaq: BLDP), National Instruments Corp. (Nasdaq: NATI) and Atomera Incorporated (Nasdaq: ATOM).
Ms. Le’s qualifications to serve as a director include her extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at Texas Instruments. She also has 18 years of experience serving on public company boards of directors.
			2018

Name	Age	Principal Occupation and Background	Director Since
Gregg A. Lowe	58
Mr. Lowe has served as the Company’s President, Chief Executive Officer and as a member of the Board of Directors since September 2017. From June 2012 to December 2015, he served as president and CEO of Freescale Semiconductor, Ltd., a $5 billion company with 17,000 employees and products serving automotive, industrial, consumer and communications markets. Prior to that, he had a long career spanning 28 years at Texas Instruments, most recently serving as senior vice president and leader of the analog business. In addition to his experience with semiconductor companies, Mr. Lowe also holds board positions with Silicon Labs in Austin, Texas (Nasdaq: SLAB) and The Rock and Roll Hall of Fame in Cleveland, Ohio, where he co-chairs the education committee for the board.
Mr. Lowe brings to the Board extensive leadership and deep industry experience from his long career serving publicly-traded companies in the semiconductor industry. Further, Mr. Lowe’s leadership position as the Chief Executive Officer of the Company equips him with a unique perspective to inform Board deliberations on the vision for the company moving forward in addition to crucial insights on the general management and operations of the Company.
			2017
John B. Replogle	54
Mr. Replogle has been a member of the Board of Directors since January 2014. Since October 2017, he has served as a Founding Partner of One Better Ventures, LLC, a venture capital firm focused on consumer brands that have a positive impact. From March 2011 to October 2017, he served as Chief Executive Officer and President of Seventh Generation, Inc., a manufacturer and distributor of sustainable household products. From 2006 to 2011, Mr. Replogle served as President and Chief Executive Officer of Burt’s Bees, Inc., and from 2003 to 2006, he served as General Manager of Unilever’s Skin Care division. Previously, he worked for Diageo, Plc for seven years in a number of different capacities, including as President of Guinness Bass Import Company and Managing Director of Guinness Great Britain. He started his career with the Boston Consulting Group. Mr. Replogle also served as a director of Sealy Corporation, a publicly traded mattress manufacturer, from 2010 to 2013, until its sale to Tempur-Pedic International Inc.
Mr. Replogle’s qualifications to serve as a director include significant senior executive leadership experience, including eleven years of experience as chief executive officer at two companies, as well as deep experience in marketing, branding and distribution of consumer goods. This experience provides him valuable perspective in his role as a director and member of our Audit Committee.
			2014

Name	Age	Principal Occupation and Background	Director Since
Thomas H. Werner	60
Mr. Werner has been a member of the Board of Directors since March 2006. He has served as Chief Executive Officer for SunPower Corporation, a publicly traded manufacturer of high-efficiency solar cells and solar panels, since June 2003, and is also Chairman of its Board of Directors. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company.
Mr. Werner’s qualifications to serve as a director include significant executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for the past seventeen years.
			2006

Name	Age	Principal Occupation and Background	Director Since
Anne C. Whitaker	53
Ms. Whitaker has been a member of the Board of Directors since December 2013. Since October 2018, she has served as the Chief Executive Officer of Aerami Therapeutics, Inc. (formerly Dance Biopharm Holdings, Inc.), a clinical stage pharmaceutical and medical device company. Ms. Whitaker started her healthcare career in 1991 as a sales representative with The Upjohn Company, now Pfizer, Inc. She subsequently transitioned to GlaxoSmithKline PLC in 1992 where she rose in the leadership ranks to become a member of the global management team as the Global Head of the Leadership and Organization Development Centre of Excellence and ultimately served as the Senior Vice President and Business Unit Head for the Cardiovascular, Metabolic, and Urology franchises from September 2009 to September 2011. Ms. Whitaker joined Sanofi SA in 2011 where she served through August 2014 as the President of the North America Region and CEO of Sanofi US, LLC, where she led more than 5,000 employees to deliver revenues exceeding $16 billion annually. Ms. Whitaker served as the CEO and President of Synta Pharmaceuticals, Inc., an oncology focused late stage pharmaceutical development company, which is now Madrigal Pharmaceuticals, from September 2014 to April 2015. She joined Bausch Healthcare Companies in May 2015 and served through January 2017 as Executive Vice President and Company Group Chairman for the global branded pharmaceutical segment where she notably led the successful integration of two multi-billion dollar businesses, Salix Pharmaceuticals and Dendreon. In 2017, Ms. Whitaker transitioned to the early stage biotech sector and helped build Novoclem Therapeutics, Inc., a subsidiary of KNOW Bio, LLC, focused on developing therapies to treat people living with severe, chronic respiratory diseases. Prior to joining Aerami, starting in April 2018, Ms. Whitaker served as Managing Partner for Anne Whitaker Group, LLC, a consultant and professional service firm focused primarily on advising biotech and specialty pharmaceutical companies with commercial and product development strategy.
Ms. Whitaker previously served on the board of publicly traded Synta Pharmaceuticals, Inc. (Nasdaq: SNTA), now Madrigal Pharmaceuticals, Inc. (Nasdaq: MDGL). Ms. Whitaker is currently an independent director on the board of two additional publicly traded companies, Mallinckrodt, Plc (NYSE: MKN), a specialty pharmaceutical company, and Vectura Group, Plc (London Exchange: VEC-GB), a pharmaceutical and medical device company. She was appointed in 2018 by the Governor of Alabama to serve as a Trustee for the University of North Alabama.
Ms. Whitaker brings to the Board her experience as a CEO of a publicly traded company along with more than a decade of senior executive commercial and human resource experience at some of the most respected publicly traded global pharmaceutical companies in the world. Her experience in the life science industry growing and managing complex multi-division businesses, along with her insights on product research and development, intellectual property creation and protection, and key commercial functions including market access, customer relationship management, sales and marketing, provide her with a unique perspective in her role as a director and member of our Compensation Committee and Governance and Nominations Committee.
			2013

Summary of Skills of Nominees

NAME	Banking/ Capital Markets	CFO Experience/ Accounting	General Management	Government/ Regulatory	HR/Labor	Industry Exp.: Semiconductor/ IOT / AI	International	M&A/ Integration	Marketing/Sales	Operations	Risk Management	Strategy	Supply Chain/ Logistics	Technology/ Security
Glenda Dorchak	✓		✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
John Hodge	✓	✓	✓			✓	✓	✓		✓	✓	✓		
Clyde Hosein	✓	✓	✓			✓		✓		✓	✓	✓	✓	✓
Darren Jackson	✓	✓	✓		✓			✓	✓	✓	✓	✓		
Duy-Loan Le			✓			✓	✓			✓		✓	✓	
Gregg Lowe			✓			✓	✓	✓	✓	✓	✓	✓		✓
John Replogle			✓		✓		✓	✓	✓	✓	✓	✓		
Tom Werner	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Anne Whitaker			✓		✓		✓	✓	✓	✓		✓

The Board of Directors recommends shareholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Lowe serves as both an executive officer of the Company and a member of the Board of Directors. Neill P. Reynolds (age 45) also serves as an executive officer of the Company.
Mr. Reynolds was appointed as Executive Vice President and Chief Financial Officer of the Company effective August 27, 2018. Before joining the Company, Mr. Reynolds most recently served as the Senior Vice President of Finance, Strategy and Procurement for NXP Semiconductors N.V., or NXP, from December 2015 to August 2018. Prior to this time, Mr. Reynolds served as Vice President of Finance for Freescale Semiconductor, Ltd., or Freescale, from January 2013 until November 2015. Prior to his work with NXP and Freescale, Mr. Reynolds served in finance positions with other international technology companies including General Electric and Advanced Micro Devices.
Code of Ethics
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at www.cree.com. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.
Board Composition and Independence of Directors
The size of the Board of Directors was fixed at not less than five nor more than nine members by the Company’s shareholders, with the Board determining the number within that range from time to time. Nine persons have been nominated for election at the annual meeting. The accompanying proxy cannot be voted for more than nine nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market LLC, or the Nasdaq Listing Rules. Currently, the Board of Directors is composed of Messrs. Lowe, Hodge, Hosein, Jackson, Replogle, and Werner and Mses. Dorchak, Le and Whitaker. The Board of Directors has determined that eight of the present directors—Messrs. Hodge, Hosein, Jackson, Replogle, and Werner and Mses. Dorchak, Le and Whitaker—are each an “independent director” within the meaning of the applicable Nasdaq Listing Rules.
The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chairman of the Board, the Lead Independent Director (if the Chairman is not independent), and the Chairman of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chairman of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chairman also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Jackson has served as Chairman of the Board since 2018.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Principles, the Chairman of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Jackson hold the position of Chairman of the Board. This determination is based in part upon the experience, leadership qualities and skills that Mr. Jackson brings to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. In addition, Mr. Jackson has familiarity with the Company’s unique opportunities and challenges from his prior service on the Board, in addition to his wealth of public company executive and board experience, including previously serving as Chief Executive Officer and director of Advance Auto Parts, Inc. As such, the Board determined that Mr. Jackson’s ability to lead discussions on matters affecting the Company maximizes the efficiency and productivity of the deliberations of the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting itself or through one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry, changes in economic conditions and cybersecurity. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.

Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Radford, an Aon Company, independent consultants to the Compensation Committee, of compensation policies and practices, focusing on programs with variable compensation, specifically:
•restricted stock unit awards and performance stock unit awards under our 2013 Long-Term Incentive Compensation Plan, or the LTIP;
•performance unit awards payable to our CEO and to our Executive Vice President(s) under the LTIP which provide for cash payments based upon achieving annual corporate financial goals;
•awards under our cash incentive bonus plan, in which most of our senior managers (other than our named executive officers) participate and may receive payments based upon achieving annual corporate financial goals; and
•sales commission incentive programs for our sales personnel.
Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking.  We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders.  Management and Radford reviewed the results of this review with the Compensation Committee at a meeting in August 2020, and the Committee concurred with management’s assessment at that time.
Corporate Social Responsibility
Cree is committed to creating a responsible and sustainable business environment through focused attention on the Company’s impact on our people and communities, as well as environmental sustainability.
For more than 30 years, since the Company’s beginnings in a lab at NC State University, Cree has been innovating and delivering technology solutions designed to enable our customers and society to do more with less—by supplying semiconductor components that enable greater efficiency and performance, smaller systems, and lower costs. We are on a mission to transform the semiconductor market with the adoption of silicon carbide. Our continued innovation and commercialization of silicon carbide and gallium nitride (GaN) enable other industry pioneers to develop products that are the next generation in energy efficiency. Wolfspeed® technologies are at the heart of today’s biggest industry transformations, including the move to electric vehicles, wireless infrastructure that will unlock the potential of smart cities, and ubiquitous power storage that will enable the broader adoption of alternative energy.
People and Communities
We are committed to creating and sustaining a culture where all employees are engaged and can contribute to their full potential. Our culture fosters an inclusive workplace, and our hiring efforts develop employees from the communities where we operate. Employee health and safety is key to our culture and success. Our employees are empowered to actively identify safety issues, take ownership for working safely, openly report concerns, and recognize positive behaviors that promote a safe work environment. We aim to hire the best available talent, develop our employees, and promote from within. We fuel long-term growth opportunities through an internal mobility practice that combines ongoing workforce development, leadership training, education assistance and career path planning. In parallel, we refreshed our corporate values. Hundreds of employees participated in focus groups, which culminated in the creation of values the entire team can support. With the input from those focus groups, we have been steadily improving our benefits programs to more closely align with employees’ needs. Our peoples’ daily experience and ability to do their best work is our top priority.
We have also developed and deployed a company-wide philanthropic program with a mission to help our communities ensure our neighbors have a roof over their heads, enough to eat and an opportunity to excel. We have enhanced partnerships with local food banks, STEM organizations and Habitat for Humanity in the communities where we operate, and continue to live our values through direct impacts that improve access to food, education and housing for our neighbors. The Company’s Women’s Initiative, our first employee resource group, is dedicated to empowering our women and continuously hosts programs and events to cultivate and celebrate the rich diversity of thought, perspectives, and life experiences so critical to our success.
Environmental Sustainability
Our products enable customers to deliver solutions that significantly reduce greenhouse gas emissions by displacing fossil fuel usage in transportation and energy generation and storage. Our goal is to safely design and develop products that realize energy efficiency, minimize environmental impacts, and have sustainable life cycles.
In our operations, we promote improvement to our environmental performance and reducing the overall impacts of our manufacturing processes. From a quality perspective, we advance our “Zero-Defect Mindset” throughout our factories. This mindset helps us reduce waste, improve raw material usage, as well as increase customer satisfaction to meet the standards required by target industries.
For more information about our corporate responsibility efforts, please refer to the Sustainability section of our website at www.cree.com/about/sustainability. These materials and our website are not incorporated by reference in, and are not part of, this proxy statement.
Attendance at Meetings
The Board of Directors held thirteen meetings during fiscal 2020. Each incumbent director attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service.
The Company expects all directors to attend each annual meeting of shareholders absent good reason. All eight directors serving at that time and standing for reelection attended the 2019 Annual Meeting of Shareholders.
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at www.cree.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; and (3) the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee during fiscal 2020 were Messrs. Hodge, Hosein, Jackson and Replogle. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Hosein is Chairman of the Audit Committee and has served in that capacity since October 2018. The Board of Directors has determined that each of Messrs. Hodge, Hosein, Jackson and Replogle is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held five meetings during fiscal 2020. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; (2) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors; (3) developing and recommending to the Board of Directors corporate governance principles for the Company; and (4) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee during fiscal 2020 were Messrs. Hodge, Hosein, Jackson, Replogle, and Werner and Mses. Dorchak, Le and Whitaker. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Replogle is Chairman of the Governance and Nominations Committee and has served in that capacity since October 2018. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Governance and Nominations Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2021 Annual Meeting of Shareholders” on page 59 below. The Governance and Nominations Committee held four meetings during fiscal 2020. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan, other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate, to the Company’s CEO, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Compensation Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its June and August meetings each year. The Compensation Committee solicits the recommendations of the Company’s CEO with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee engaged Radford to conduct an annual review of the Company’s compensation program for its executive officers and directors, including a review for fiscal 2020. Radford provided the Compensation Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Radford for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 32 below.

The members of the Compensation Committee during fiscal 2020 were Mr. Werner and Mses. Dorchak, Le and Whitaker. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since 2007. The Compensation Committee held seven meetings during fiscal 2020. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.  These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee:  (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee generally approves related person transactions.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2020, except for a late Form 4 filing on November 26, 2019 for each of Messrs. Hodge and Replogle to report shares of common stock credited to each director’s 2019 deferral account under the Non-Employee Director Stock Compensation and Deferral Program, which filings were delayed due to administrative error.
Anti-Hedging Policy
The Company’s Securities Trading Policy prohibits all employees (including officers) and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds designed to hedge or offset any decrease in the market value of such equity securities.

PROPOSAL NO. 2—APPROVAL OF 2020 EMPLOYEE STOCK PURCHASE PLAN
General
The Board of Directors adopted the ESPP on August 24, 2020, subject to the approval of the shareholders. The ESPP will provide employees of the Company and its majority-owned subsidiaries with an incentive and opportunity to purchase common stock through payroll deductions at a price that is equal to 85% of the fair market value of the common stock of the Company on the first day of the twelve-month participation period or the purchase date, whichever is lower, plus taxes, if any, imposed on the transaction.
If approved, the Company would be authorized to issue up to 6,000,000 shares of common stock of the Company pursuant to the ESPP. The ESPP would succeed the Company’s 2005 Employee Stock Purchase Plan, or the Prior ESPP, which will terminate by its terms on November 3, 2020.
We believe that the ESPP benefits the Company by (i) assisting it in recruiting and retaining the services of employees with talent and initiative, (ii) providing greater incentive for employees and (iii) aligning the interests of employees with those of the Company and its shareholders through opportunities for increased employee stock ownership.
We are requesting that shareholders approve adoption of the ESPP. Assuming the presence of a quorum, approval of the adoption of the ESPP requires that the votes cast in favor of the ESPP exceed the votes cast opposing the proposal. Under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.
We believe the ESPP is essential to the Company’s future success and encourage shareholders to vote in favor of the ESPP.
The Board of Directors recommends
shareholders vote FOR Proposal No. 2.
Description of ESPP
The following is a description of the ESPP as proposed to be adopted. This description is merely a summary of material provisions of the plan and is qualified by the full text of the plan, a copy of which is included in Appendix B to this proxy statement.
Purpose. The purpose of the ESPP is to provide employees (including officers) of the Company and certain of its subsidiary corporations with an opportunity to purchase common stock through payroll deductions.
Administration. The ESPP will be administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP will be determined by the Committee, whose decisions will be final, conclusive and binding upon all parties.
Eligibility and Participation. Any individual who is treated as an active employee in the records of the Company or certain of its subsidiary corporations, as designated from time to time by the Committee (other than employees subject to the laws of certain countries that would prohibit participation in the ESPP) and who has been employed for at least 30 continuous days prior to the date of his or her participation is eligible to participate in the ESPP, subject to additional limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code, and limitations on stock ownership described in the ESPP. As of September 5, 2020, there were approximately 3,151 employees who would be eligible to participate in the ESPP. Eligible employees become participants in the ESPP by delivering to the Company’s stock plan administrator, prior to commencement of the applicable participation period, a subscription agreement authorizing payroll deductions or by such telephone or electronic arrangements as the Committee may prescribe.

Participation Periods. The ESPP is implemented by participation periods of twelve months’ duration, with new participation periods beginning on May 1 and November 1 of each year. Each participation period has two six-month purchase periods concluding with a purchase every October 31 and April 30. The ESPP also provides for special interim participation periods to enable employees of subsidiaries that become designated subsidiaries under the plan after the beginning of a participation period, but at least three months prior to the beginning of the next participation period, to participate in the ESPP. The Committee has the power to alter the duration of the participation periods and purchase dates without shareholder approval.
Securities to be Sold. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to options granted under the ESPP. Shares subject to options under the plan will be made available from the authorized and unissued shares of the Company’s common stock. The aggregate number of shares that may be issued under the ESPP will be 6,000,000. The last sale price of the Company’s common stock on September 8, 2020 was $58.06 per share, as reported by Nasdaq.
Purchase Price. The purchase price at which shares are sold on a purchase date under the ESPP is the sum of (1) 85% of the fair market value of common stock on the first day of the twelve-month participation period or the purchase date, whichever is lower; and (2) any transfer, excise or similar tax imposed on the transaction. The fair market value of common stock on a given date is the closing sale price on Nasdaq for that date, unless it is not open for trading on that date, in which case the fair market value will be the closing sale price reported by Nasdaq on the last trading day immediately preceding the given date.
Payroll Deductions. The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions over each purchase period. The rate of deductions may not exceed 15% of a participant’s compensation. A participant may decrease the rate of payroll deductions by filing with the Company a new authorization for payroll deductions and may only increase the rate of payroll deductions at the beginning of each purchase period. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and deposited with the general funds of the Company to be used for any corporate purpose.
Grant and Exercise of Option. At the beginning of a participation period, each participant is granted an option to purchase on each purchase date during that participation period up to the number of shares of the Company’s common stock determined by dividing the sum of the participant’s accumulated payroll deductions for the participation period by the applicable purchase price; provided that the number of shares subject to an option shall not exceed 2,000 shares of the Company’s common stock on any purchase date. On each purchase date prior to a participant’s withdrawal from the ESPP, the maximum number of full shares subject to an option that are purchasable with the accumulated payroll deductions in the participant’s account will be purchased for the participant at the applicable purchase price. If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, the Committee may make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable. With respect to any payroll deductions that are not used to purchase common stock due to such pro rata allocation, the Committee will direct the refund of the unused payroll deductions to the participant. If the Committee determines that it will not seek authorization from shareholders for additional shares for issuance under the ESPP for subsequent participation periods, the ESPP will automatically terminate.
No employee may participate in the ESPP if, immediately after the grant of an option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock that may be purchased under the ESPP or pursuant to any outstanding options), and no employee will be granted an option under the ESPP to the extent that the employee’s rights to buy stock under all employee stock purchase plans of the Company or any subsidiary accrues at a rate that exceeds $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) for each calendar year in which any such option is outstanding at any time.
Withdrawal. An employee may terminate his or her participation in a given participation period by giving written notice to the Company of his or her election to withdraw at any time prior to a purchase date during such participation period. All payroll deductions taken during the participation period that have not been used to purchase shares will be returned to the participant upon receipt of the withdrawal notice. Such withdrawal will automatically terminate the participant’s interest in that participation period; the participant will not be automatically enrolled in a subsequent participation period but may choose to enroll in a subsequent participation period by timely delivering to the Company a new subscription agreement.
Under an automatic reset feature, if the fair market value of a share of the Company’s common stock on the trading day immediately before the first day of a participation period is less than the fair market value of a share on the first day of the immediately preceding participation period, all participants will be automatically withdrawn from the immediately preceding participation period following the purchase of shares on the first purchase date of that participation period and re-enrolled in the next succeeding participation period.
Termination of Employment. If a participant’s employment terminates for any reason, including retirement or death, the participant will be deemed to have withdrawn from the ESPP on the date of employment termination.
Adjustments for Changes in Capitalization. In the event any change is made in the Company’s capitalization during a participation period, such as a stock split or stock dividend on common stock, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to purchase under the ESPP, as well as in the number of shares reserved for issuance under the ESPP.
In the event of the proposed dissolution or liquidation of the Company, the participation periods then in progress will be shortened. A new purchase date prior to the date of the proposed dissolution or liquidation will be set, and the ESPP will terminate thereafter. In the event of a merger or sale of substantially all of the assets of the Company, outstanding options under the ESPP will be assumed by the successor corporation or equivalent options will be substituted, or the participation periods then in effect will be shortened and a new purchase date will be set prior to the date of the proposed sale or merger.
Nonassignability. No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Committee as an election to withdraw from the ESPP.
Amendment and Termination of ESPP. The Committee may at any time amend the ESPP without the consent of shareholders or participants, except that any such action will be subject to the approval of the Board of Directors and the Company’s shareholders at or before the next annual meeting of shareholders after such Board action if such approval is required by any laws, rules or regulations, and the Committee may, at its discretion, determine to submit other changes to the ESPP to the Board and shareholders for approval. In no case may any amendment materially impair the rights of a participant with respect to any shares of common stock previously purchased for the participant under the ESPP without the participant’s consent or disqualify the ESPP under Section 423 of the Code. The ESPP will terminate on November 1, 2030, unless sooner terminated.
Foreign Jurisdictions. The Committee may, in its sole discretion, amend or vary the terms of the ESPP in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible employee is located in order to meet the goals and objective of the plan. The Committee may also establish one or more sub-plans for these purposes and/or establish administrative rules and procedures to facilitate the operation of the ESPP in such jurisdictions.
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the ESPP, disposes of such stock by gift or dies.

Upon disposition of the shares, a participant will be subject to tax, and the amount of the tax will depend upon the holding period for the shares. If the shares have been held by the participant for more than two years after the date of the option grant and more than one year after exercise of the option, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price; or (2) 15% of the fair market value of the shares at the time the option was granted. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss realized by the participant upon disposition of the shares will be taxed as long-term capital gain or loss. If the participant disposes of the shares before the expiration of these holding periods, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss will be taxed as long-term or short-term capital gain or loss, depending on the holding period.
The Company will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.
The foregoing does not purport to be a complete summary of the effect of federal income taxation of ESPP transactions upon participants and the Company. It also does not address the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.
New Plan Benefits
Participation in the ESPP will be optional and completely within the discretion of our employees, and therefore the number of shares that we may issue under the ESPP cannot be determined in advance.
Registration with the Securities and Exchange Commission
We intend to file a Registration Statement on Form S-8 relating to the issuance of the shares of common stock under the ESPP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the ESPP by our shareholders.

Equity Compensation Plans
As of September 6, 2020:
•There were options to purchase 602,662 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 1.96 years, and the weighted average exercise price was $33.51.
•There were 3,079,572 shares subject to outstanding stock awards that remain subject to forfeiture.
•There were 4,911,323 shares available for future grants under the LTIP, 849,270 shares available for future issuance under the 2005 Employee Stock Purchase Plan, or the Prior ESPP, and 46,684 shares available for future issuance under the Non-Employee Director Stock Compensation and Deferral Program, or the Deferral Program.
The following table provides information, as of June 28, 2020, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	3,915,084	(3)	$37.88	6,374,791	(4)
Equity compensation plans not approved by security holders	52,448	(5)	—	47,552	(6)
Total	3,967,532		$37.88	6,422,343
________________
(1) Refers to shares of the Company’s common stock.
(2) The weighted average exercise price relates solely to outstanding stock option shares because shares subject to restricted stock units have no exercise price.
(3) Includes shares issuable upon exercise of outstanding options and vesting of outstanding restricted and performance stock units under the Company’s 2004 Long-Term Incentive Compensation Plan, as amended, or the 2004 LTIP - 160,229 shares; and LTIP - 3,754,855 shares.
(4) Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP - 5,525,520 shares and the Prior ESPP - 849,271 shares.
(5) Includes deferred shares issued under the Deferral Program - 52,448 shares.
(6) Includes shares remaining for future issuance under the Deferral Program.
As of June 28, 2020, the only compensation plan or arrangement under which the Company is authorized to issue equity securities and which has not been previously approved by the shareholders is the Deferral Program. The following is a brief description of the material features of this plan; this description is not intended to be a complete description of the plan and is qualified in its entirety by reference to the full text of the plan:
Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31 of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 28, 2020, there were 100,000 shares reserved for issuance under the Deferral Program, of which 52,448 shares have been credited to directors’ accounts.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 5, 2020 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 42; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors (including director nominees) as a group as of September 5, 2020. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	12,493,438	11.4%
Capital Research Global Investors (3) 333 South Hope Street Los Angeles, CA 90071	10,910,500	9.9%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	10,014,554	9.1%
ClearBridge Investments, LLC (5) 620 8th Avenue New York, NY 10018	8,867,170	8.1%
PRIMECAP Management Company (6) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	7,955,789	7.3%
Gregg A. Lowe (7)	133,259	*
Neill P. Reynolds	19,533	*
John B. Replogle (8)	87,018	*
Thomas H. Werner	68,663	*
Clyde R. Hosein	59,533	*
Darren R. Jackson	39,009	*
Anne C. Whitaker (9)	37,870	*
Duy-Loan T. Le (10)	12,179	*
John C. Hodge (11)	9,112	*
Glenda M. Dorchak	—	*
All current directors and executive officers as a group (10 persons) (12)	466,176	*
________________
* Less than 1%.
(1) Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.
(2) As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2020, which states that BlackRock, Inc. has sole dispositive power with respect to all of such shares and sole voting power with respect to 12,073,590 shares.
(3) As reported by Capital Research Global Investors in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020, which states that Capital Research Global Investors has sole investment and voting authority with respect to all of such shares.

(4) As reported by The Vanguard Group in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020, which states that The Vanguard Group has sole dispositive power with respect to 9,951,720 shares, shared dispositive power with respect to 62,834 shares, sole voting power with respect to 55,453 shares and shared voting power with respect to 20,891 shares.
(5) As reported by ClearBridge Investments, LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020, which states that Clearbridge Investments, LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 8,672,465 shares.
(6) As reported by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020, which states that PRIMECAP Management Company has sole dispositive power with respect to all of such shares and sole voting power with respect to 7,589,729 shares.
(7) Includes 52,214 shares subject to RSUs vesting within sixty days of September 5, 2020.
(8) Includes 4,000 shares subject to options exercisable within sixty days of September 5, 2020.
(9) Includes 4,000 shares subject to options exercisable within sixty days of September 5, 2020.
(10) Includes 1,481 shares subject to RSUs vesting within sixty days of September 5, 2020.
(11) Includes 1,481 shares subject to RSUs vesting within sixty days of September 5, 2020.
(12) For all current executive officers and directors as a group, includes a total of 8,000 shares subject to options exercisable within sixty days of September 5, 2020, and 55,176 shares subject to RSUs vesting within sixty days of September 5, 2020.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis describes the compensation of Cree’s named executive officers for fiscal 2020. The discussion explains the decisions that were made by the Compensation Committee in determining the fiscal 2020 compensation for each named executive officer:

Additional Information	40
Other Benefits and Perquisites	40
Post-Termination Arrangements	40
Section 162(m) Treatment Regarding Performance-Based Equity Awards	40
Share Ownership Guidelines	40
Anti-Pledging and Hedging Policies	41
Executive Summary
How Our Compensation Program Works. The Compensation Committee of the Board of Directors has overall responsibility for executive officer compensation, including defining the compensation philosophy, setting each element of compensation and approving individual compensation decisions. The Committee is also responsible for overseeing administration of compensation and benefit programs and plans in which the executive officers are eligible to participate.
Consistent with the Committee’s philosophy in prior fiscal years, the Committee believes that Cree’s executive officer compensation should:
•be linked closely to Cree’s operational, financial and business performance;
•align the interests of the executives with those of Cree’s shareholders;
•provide incentives for achieving Cree’s operational, financial and business goals; and
•provide individual executive officers with the opportunity to earn compensation at levels that are competitive with executives in comparable jobs within Cree’s peer company group.
The primary elements of Cree’s executive compensation program are:
•base salary;
•performance-based cash incentive compensation, which is paid annually under our long-term incentive compensation plan (or LTIP) for our Chief Executive Officer (or CEO) and our other named executive officers; and
•long-term equity incentive compensation, in the form of restricted stock units (RSUs) and performance stock units (PSUs).
The cash incentive and equity incentive elements are linked directly to Cree’s corporate performance and shareholder return, and these elements account for the majority of the target total direct compensation (as defined below) of each executive officer. While these incentive elements provide an opportunity for the executive officer to receive considerable value in terms of compensation, total direct compensation actually realized by the executive officer can vary substantially from the target total direct compensation depending on the degree to which Cree’s operational, financial and business objectives are achieved for the relevant fiscal year and shareholder value is increased. We discuss the difference between targeted total direct compensation and realized total direct compensation below.
Named Executive Officers at Fiscal Year End. The named executive officers who were serving as executive officers of Cree for fiscal 2020 were:
•Gregg A. Lowe, President and Chief Executive Officer; and
•Neill P. Reynolds, Executive Vice President and Chief Financial Officer.
Key Compensation Decisions Made in 2019 for Fiscal 2020. Key actions the Committee took in June and August 2019 with respect to the named executive officers are summarized below. These actions are discussed in depth below under “—Elements of Executive Compensation and Analysis of Fiscal 2020 Compensation Decisions—Overall Program Design and Fiscal 2020 Implementation.”
•Base salaries. The Committee approved base salary increases for Mr. Lowe of 3% based on a review of competitive market data, his individual performance during the year and the Company’s financial performance. Mr. Reynolds received a base salary increase of 4%, which was also based on competitive market data, his individual performance and the Company’s financial performance.
•Aggressive financial targets for performance-based short-term cash incentive compensation. The Committee established challenging annual Cree-wide financial targets for the named executive officers, for the fiscal 2020 performance-based cash incentive programs. The targeted payout for Messrs. Lowe and Reynolds were based solely on Cree-wide revenue and non-GAAP gross margin targets. Cree did not achieve the Cree-wide threshold revenue and non-GAAP gross margin targets for fiscal 2020, and therefore Messrs. Lowe and Reynolds did not receive payouts of annual cash incentive compensation under the LTIP as described in “Elements of Executive Compensation and Analysis of Fiscal 2020 Compensation Decisions—Performance-Based Cash Incentive Compensation (LTIP)—Results and Actual Payouts for Fiscal 2020” below.
•Long-term equity compensation. For fiscal 2020, Cree granted equity awards to the named executive officers in the form of RSUs and PSUs to align the interests of the named executive officers with Cree shareholders and to facilitate named executive officer retention.
•Proportion of performance-based pay. Based on the Committee’s pay-for-performance philosophy (as further discussed below), as a direct result of the Committee’s compensation decisions, approximately 89% of Mr. Lowe’s target total direct compensation for fiscal 2020 was comprised of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. Similarly, Mr. Reynolds’ target total direct compensation for fiscal 2020 was comprised of approximately 77% variable performance-based pay in the form of short-term cash incentives and long-term equity awards.
Fiscal 2020 Cree Operational and Financial Performance. In fiscal 2020, we continued to make solid progress toward our goal of transforming Cree into a silicon carbide semiconductor powerhouse. While navigating the challenges of COVID-19, Cree has taken vital steps to transform our business while operating in a way that prioritizes employee safety and the ability to serve the needs of our customers. We announced several key partnerships this year that underscore the long-term growth opportunities across the business, including Delphi Technologies, ZF and ABB, while also securing wafer supply agreements that now total more than one billion dollars. To accelerate and lead the industry’s global transition from silicon to silicon carbide, we partnered with New York State and began construction on the world’s largest silicon carbide device manufacturing facility, known as our Mohawk Valley Fab, as part of our continued silicon carbide capacity expansion. We also significantly expanded the availability and distribution of Wolfspeed® products with our global distribution partner, Arrow Electronics, leveraging their large sales force and extensive digital footprint to meet the growing demand for our technologies from our customers in the automotive, communications infrastructure and industrial segments.
For fiscal 2020, Cree reported revenue of $903.9 million, which represents a 16% decrease when compared to revenue of $1,080 million for fiscal 2019. GAAP net loss attributable to controlling interest from continuing operations was $191.7 million, or $1.78 per diluted share. This compares to a GAAP net loss attributable to controlling interest from continuing operations of $57.9 million, or $0.56 per diluted share, for fiscal 2019. On a non-GAAP basis, net loss from continuing operations attributable to controlling interest for fiscal year 2020 was $49.1 million, or $0.45 per diluted share, compared to non-GAAP net income from continuing operations attributable to controlling interest of $76.9 million, or $0.74 per diluted share, for fiscal 2019. Wolfspeed revenue decreased 13% year over year to $470.7 million, primarily due to the ongoing trade dispute between the United States and China, weakening demand in Asia and customer demand limitations due to the COVID-19 outbreak. LED Products revenue decreased 20% year over year to $433.2 million, primarily due to overall market softness in global LED demand as well as supply, labor and output challenges due to the COVID-19 outbreak. Cree’s non-GAAP results discussed above exclude costs related to stock-based compensation expense; amortization or impairment of acquired intangibles; factory optimization restructuring; severance and other restructuring; projection, transformation and transaction costs; start-up costs; non-restructuring related executive severance; transition service agreement costs; asset impairment; net changes in the fair value of our Lextar investment; (loss) gain on arbitration proceedings; gain on partial debt extinguishment; accretion on convertible notes; and the income tax adjustment associated with the foregoing. Please see Cree’s earnings release for the fourth quarter and fiscal year ended June 28, 2020 included as Exhibit 99.1 to the Form 8-K furnished to the Securities and Exchange Commission on August 18, 2020, for a full reconciliation of our GAAP to non-GAAP numbers, and management’s reasons for utilizing non-GAAP numbers.
As described below, Cree’s executive compensation program for fiscal 2020 generally worked as intended for the named executive officers, matching payouts to actual Company financial performance. The Committee remains committed to reinforcing Cree’s pay-for-performance philosophy in fiscal 2021 and beyond, and has similarly designed the fiscal 2021 compensation packages for named executive officers accordingly.
Fiscal 2020 CEO Realized Pay and Cree’s Fiscal 2020 Performance. The table below illustrates the relationship between Mr. Lowe’s target pay for fiscal 2020, including for this purpose only additional amounts Mr. Lowe could potentially earn in fiscal 2020 as a result of prior year equity awards intended to vest in fiscal 2020, and the amounts actually realized based on our fiscal 2020 performance against the metrics established for our short and long term incentive programs for fiscal 2020 (and prior fiscal years, as applicable). This table supplements the information contained in the Summary Compensation Table on page 42, and should be read in conjunction with the Summary Compensation Table. Additionally, the individual compensation elements are discussed in more detail in the discussion that follows in “—Elements of Executive Compensation and Analysis of Fiscal 2020 Compensation Decisions.” As can be seen below, Mr. Lowe’s realized cash compensation for fiscal 2020 was only 41.6% of his targeted pay for fiscal 2020, which the Committee believes reflects that its pay for performance compensation structure worked as intended. Given the increase in Cree’s stock price over fiscal 2020, Mr. Lowe’s long-term equity compensation increased along with the Cree stock price. Overall, Mr. Lowe’s total realized compensation for fiscal 2020 was 94.5%.
Compensation Realized by Our CEO for Fiscal 2020
(Mr. Lowe)

Compensation Element	Performance Period	Description	Fiscal 2020 Target Value (by element)	Amount Realized for Fiscal 2020	% of Target Realized
Annual Compensation
Annual Cash Compensation
Base Salary	Fiscal 2020	Mr. Lowe currently is positioned at approximately the 50th percentile of the market. A 3% increase to base salary was made for fiscal 2020.	$873,558	$873,072	99.9%
Short-Term Incentive	Fiscal 2020	Mr. Lowe’s annual cash based incentive target is 140% of his salary. This is positioned between the 50th and 75th percentile of the market. Based on the financial measures and subsequent fiscal 2020 results, the enterprise-wide payout was 0% of target.	$1,225,000	$0	0%
Total Annual Cash Compensation			$2,098,558	$873,072	41.6%
Fiscal 2020 Long-Term Incentive Compensation
Performance Stock Units	PSUs granted in prior years for fiscal 2020 performance (grants for fiscal 2018, fiscal 2019 and fiscal 2020)	PSUs comprise 50% of our executives’ targeted annual equity award. Mr. Lowe’s equity awards vest three years after the date of grant. The actual number of shares earned will be based on the Company’s Relative Shareholder Return compared to a peer group of companies over the period beginning at date of grant and ending three years after the date of grant. As of the end of fiscal 2020, no vesting measurement period has been concluded with respect to PSUs granted to Mr. Lowe, therefore no value from these awards has been realized.	—	—	—
Restricted Stock Units	RSUs granted in prior years scheduled to vest for fiscal 2020 service (grants for fiscal 2019 and 2020)	RSUs comprise 50% of our executives’ targeted annual equity award. These time-based awards vest equally over four years. This represents the vesting of the stock awards that were granted in fiscal 2019 and 2020.	$2,154,340	$3,146,098	146.0%
Total Long-Term Incentive Compensation			$2,154,340	$3,146,098	146.0%
Total Realized Compensation for Fiscal 2020			$4,252,898	$4,019,170	94.5%
The “Amount Realized for Fiscal 2020” column above differs from the Summary Compensation Table “Total” column. In addition to pay actually received for fiscal 2020 performance, the Summary Compensation Table includes the accounting value of equity granted for fiscal 2020, which may or may not ever be earned. In contrast, the Compensation Realized by Our CEO for Fiscal 2020 table above reports only the elements of compensation actually received and/or realized by Mr. Lowe for fiscal 2020 performance. Specifically, the values for equity awards in the compensation realized table above show the gross compensation (before applicable taxes) that Mr. Lowe was targeted to receive for fiscal 2020 performance upon the vesting of RSUs and PSUs, regardless of the fiscal year when these awards were granted, as compared to the value he actually received upon such vesting, if any. The reason the “Amount Realized for Fiscal 2020” for the RSUs is greater than the “Target Value” above is because Cree’s stock price has increased since the date of grant for those RSUs.

Compensation Philosophy and Objectives
The Committee believes that the compensation packages provided to the named executive officers should include both cash and stock-based compensation and should utilize performance-based compensation to reward performance as measured against established operational, financial and business goals, which results in increased compensation to the named executive officers if Cree meets or exceeds these goals. For fiscal 2020, the Committee endeavored to create compensation packages for the named executive officers with the general goal that approximately 75% (or more) of such individuals’ target total direct compensation would be at risk, and would generally only be earned by the executives based on performance as measured against established business goals.
For fiscal 2020, the Committee generally targeted total target cash compensation (consisting of base salary and targeted short-term cash incentives), and total target total direct compensation (consisting of total target cash compensation plus total target long-term equity compensation) for the 2020 fiscal year only, to be between the 50th and the 75th percentiles of the market data, reflecting an equity-heavy focus, with such equity to be delivered for fiscal 2020 through a mix of 50% RSUs and 50% PSUs. Actual total cash compensation, or TCC, and actual total direct compensation, or TDC, for fiscal 2020 would then vary with the performance-based elements of TCC or TDC based on corporate and individual performance for fiscal 2020. The Committee does not consider long-term equity compensation granted in prior fiscal years that have multi-year vesting and/or performance schedules in determining target total direct compensation for a particular fiscal year to avoid “double counting” of compensation.
In setting fiscal 2020 compensation for the named executive officers, the Committee:
•evaluated each element of compensation as compared to executives in similar roles in Cree’s Peer Group (as defined below) and the Radford Global Technology survey;
•assessed the performance of the named executive officers, and considered the scope of responsibility and strategic impact of their respective roles within Cree;
•emphasized variable and performance-based compensation to motivate executives to achieve Cree’s business objectives and align pay with performance; and
•utilized equity compensation to create a culture of ownership and focus on long-term growth to ensure that equity compensation would continue to play a significant role in the total pay mix for the executives, in order to ensure their alignment with shareholder interests.
Set forth below is graphic representation of the fiscal 2020 targeted total pay mix for Messrs. Lowe and Reynolds.

Compensation Process
Compensation Calendar. Our Compensation Committee employs a fairly typical and well-defined process and annual calendar in connection with making its annual compensation decisions. In previous years, the Committee held four regularly scheduled meetings. Beginning for fiscal 2019 decisions, the Committee now holds five regularly scheduled meetings each fiscal year (with such meetings always one quarter in arrears): the first Committee meeting of the fiscal year is in October (typically the day before or of our Annual Shareholder Meeting); the second Committee meeting is in January; the third Committee meeting is in late April or early May; the fourth Committee meeting is in late June; and the last Committee meeting of a fiscal year cycle is in August (even though it is already almost two months into the subsequent fiscal year). The June meeting was added to better align with the company’s internal focal performance review cycle. The first two Committee meetings of a fiscal year cycle (October and January) focus mainly on organizational talent reviews and succession planning. At the April/May meeting, the Committee’s compensation consultants from Radford present the Committee with an overview of regulatory trends and developments in executive compensation. At the April/May meeting, Radford and the Committee also review Cree’s Peer Group, and make any necessary or advisable changes to the Peer Group for the upcoming fiscal year. At the June meeting, Radford presents a comprehensive analysis of Cree’s executive compensation as compared to market data and Peer Group data, and in light of these trends and developments, presents analyses and preliminary recommendations for each element of compensation for each named executive officer for the following fiscal year. The August meeting is where the Committee makes final compensation decisions for the just-commenced fiscal year (with the exception of equity awards, which are now approved at the Committee’s June meeting), and finalizes the prior fiscal year’s performance based compensation (i.e., determining if performance thresholds have been met). As needed, the Committee also holds off cycle meetings to discuss any special topics the Committee deems advisable.
Role of Advisory (Non-binding) Shareholder Vote to Approve Executive Compensation and Shareholder Outreach. Cree provides its shareholders with the opportunity to cast an annual advisory (non-binding) vote to approve executive compensation, or the “Say-on-Pay” proposal. At our October 2019 Annual Shareholder Meeting, 88.7% of our shareholders expressed their support of our executive compensation programs, policies and practices by approving our non-binding advisory vote on executive compensation at the 2019 Annual Meeting of Shareholders.
Cree has long viewed a continuing, constructive dialogue with our long-term shareholders as critically important to ensuring that we remain aligned with their interests. With that in mind:
•We regularly speak with long-term shareholders and appreciate the opportunity to gain further insight and understanding into their views, and speak to portfolio managers at almost all of our top 50 shareholders at least annually, which represents approximately 90% of our outstanding shares;
•We held an Investor Day in November 2019 at which analysts and portfolio managers were invited to meet with Cree’s senior leadership team to discuss Cree’s plans for fiscal 2020 and beyond, and intend to hold another Investor Day in the next 12 to 18 months to provide an update on the Company’s short- and long-term plans; and
•We communicate with governance and voting personnel at almost all of our top 10 shareholders at least annually, which typically represents approximately 70% of our outstanding shares, to solicit feedback on our compensation programs and practices.
Based on these conversations and dialogue, the Committee continues to consider, and sometimes makes changes to, Cree’s executive compensation policies and/or decisions to address some of the specific concerns expressed by shareholders in the past. The Committee will continue to consider the outcome of Say-on-Pay votes and direct shareholder communications when making future compensation decisions for the named executive officers.
Role of Compensation Consultant. The Committee has engaged Radford, an Aon Company, to act as the Committee’s independent compensation consultant. The Committee has assessed Radford’s independence and determined that Radford had no conflicts of interest in connection with its provision of services to the Committee. Radford reports directly to the Committee and works with management only at the Committee’s direction. For fiscal 2020, Radford was given the overall directive to assist the Committee with the following:
•Reviewing the current executive compensation levels relative to the market and the Company’s performance and assist with recommendations relating thereto;
•Updating recommendations for stock awards for both executives and employees as a whole;
•Reviewing the current Outside Director compensation levels relative to the market and assist with recommendations;
•Supporting Cree’s preparation of documents to be filed with the Securities and Exchange Commission, such as its proxy statement and annual report, with respect to compensation matters; and
•Keeping the Committee abreast of developments on executive compensation over the course of the year.
Cree also purchases published compensation and benefits surveys from Radford, and on occasion, engages Radford to provide consulting services for non-executive compensation matters. The fees paid to Radford for these additional services did not exceed $120,000 in fiscal 2020.
Role of Benchmarking and Comparative Analysis (Market Data). The Committee uses market analyses provided by Radford as a reference point to evaluate the competitiveness of Cree’s compensation packages for the executive officers. Radford develops a market composite (referred to herein as “market data”) using equally weighted data from two sources: (1) public company filings from a select peer group (the “Peer Group”); and (2) the Radford Global Technology survey (composed of other technology companies of comparable size to Cree). Data from the survey is aggregated and individual company information is not determinable. Jobs of similar scope and responsibility as those at the Peer Group companies and companies included in the Radford survey are identified and a market composite is created for each of the executive officer roles. The Committee uses this market data to analyze base salary, short-term cash incentive compensation, TCC, equity compensation and TDC.
Peer Group
The Committee, assisted by Radford, selects the Peer Group based on the following criteria:
•semiconductor or semiconductor-related business;
•semiconductor device companies (as opposed to equipment companies);
•“clean” technology companies (those who offer products and services to reduce the use of natural resources);
•comparable revenue and market capitalization;
•comparable number of employees;
•companies against which Cree competes for executive talent;
•companies that allow for sufficient room to grow without over- or under-extending; and
•sensitivity to the criteria proxy advisor services (e.g., ISS and Glass Lewis) will apply when determining their “Say on Pay” recommendations.
The Committee reviews the Peer Group each year in the April/May meeting to determine if companies should be added or removed from the Peer Group list. Based on the factors listed above, in April 2019 Radford recommended that for Cree’s fiscal 2020 Peer Group, the Committee should consider retaining many of the same companies as were in Cree’s fiscal 2019 Peer Group. Radford also recommended that for Cree’s fiscal 2020 Peer Group, the Committee should consider the following:
•removing five of the fiscal 2019 peer group companies (Microsemi, which was acquired by Microchip Technology in May 2018; Acuity Brands (lighting industry); Belden (lighting industry); Integrated Device Technology; and Methode Electronics), and
•adding three companies that fit within the parameters above (Maxim Integrated Products; Skyworks Solutions; and Xilinx).
The Committee agreed with this recommendation. Accordingly, the Peer Group companies for Cree for fiscal 2020 were:

AVX Corporation	Marvell Technology Group Ltd.
Cirrus Logic, Inc.	Maxim Integrated Products, Inc.
Cypress Semiconductor Corporation	National Instruments Corporation
Diodes Incorporated	Qorvo, Inc.
Entegris, Inc.	Skyworks Solutions, Inc.
First Solar, Inc.	Synaptics Incorporated
Hexcel Corporation	Teradyne, Inc.
Hubbell Incorporated	ViaSat, Inc.
Littelfuse, Inc.	Xilinx, Inc.
Radford Global Technology Survey
The Committee also considered the Radford Global Technology survey as another source of competitive data to ascertain compensation levels in the broader competitive market. For benchmarking purposes for fiscal 2020, the Committee selected data from the surveys for public high-technology companies with annual revenue levels between $1 billion and $5 billion for Messrs. Lowe and Reynolds. A list of these companies can be found in Appendix A.
Determination of Target Total Direct Compensation (TDC). In April 2019, as part of the Committee’s regular compensation process to determine proposed fiscal 2020 compensation, Radford presented the Committee an overview of regulatory trends and developments in executive compensation. In June 2019 and August 2019, again as part of the Committee’s regular compensation process to determine proposed fiscal 2020 compensation, Radford presented a comprehensive analysis of Cree’s executive compensation as compared to market data and in light of these trends and developments. Radford presented analyses of base salary, performance-based cash incentives, and equity award levels for each named executive officer and made recommendations to the Committee using criteria that align with Cree’s compensation philosophy. In addition, Mr. Lowe made recommendations with respect to base salary adjustments for Mr. Reynolds. The Committee then assessed each compensation component as described below:
•Base salary increases, if any, are based on:

- individual performance, including but not limited to, achievement of financial objectives, strategy development and implementation, and overall leadership capabilities including demonstration of the Cree values;
- responsibilities for which the executive is accountable; and
- relative position of the executive’s current salary to the market data for that job.
•Cash-based performance incentive targets as a percentage of base salary are evaluated and approved based on the:
- level of impact each of the respective executive officer roles has on financial and strategic results;
- desired mix of base salary, short-term and long-term incentive compensation; and
- relative position of the executive’s current cash-based performance incentive targets to the market data and comparable short-term incentive targets as a percent of base salary for that job.
•Equity guidelines are assessed based on the:
- level of the executive within the organization and the desire to most closely link jobs with the highest impact on financial results to the returns experienced by Cree’s shareholders;
- scope of responsibilities for which the executive is accountable; and
- competitive position of Cree’s target long-term equity incentive compensation as compared to the market data.
After a comprehensive review of these elements, the Committee developed target TCC and target TDC for each of the named executive officers.
Determination of Financial Objectives. In or before each August, the Committee approves one or more annual financial targets that align with Cree’s strategic and financial goals for the coming fiscal year. The annual financial targets approved by the Committee in August 2019 for fiscal 2020 were stated in terms of Company revenue and non-GAAP gross margin. Each named executive officer’s performance is assessed as a measurement of the Company’s performance against these objectives on a Company-wide basis. Achievement of these pre-determined financial objectives by Company performance determines the initial performance incentive payout level as defined by the incentive program guidelines. After the fiscal year is complete, the Committee then has discretion to adjust the actual payouts up or down based on individual named executive officer performance.
Performance Assessment and Approval of Performance-based Cash Incentives. At the close of each fiscal year, the CEO reviews the performance of each named executive officer (other than himself) and develops a performance summary and recommendations for base salary increases. The CEO also recommends any annual payout for the performance units for the named executive officers under the LTIP, which is based on the pre-approved financial targets at prescribed payout levels as discussed above, all as previously approved by the Committee at its August meeting (at the beginning of the fiscal year). These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions for the recently completed fiscal year and the upcoming fiscal year.
Each August, the independent members of the Board of Directors evaluate the CEO’s performance for the just ended fiscal year. His performance is assessed based on financial results, overall leadership and achievement of strategic objectives for that completed fiscal year. A summary of this evaluation is presented to the Committee along with the short-term incentive payout recommendation for the previous fiscal year, which is based solely on Cree’s financial performance during that previous fiscal year. The Committee then also determines the pay actions, if any, that will be taken for the CEO for the upcoming fiscal year, including target TCC and target TDC. In August 2020, as described above, the Committee determined that Company operational and strategic performance for fiscal 2020 was below stated plan and goals, and as a result, the Committee determined to award Messrs. Lowe and Reynolds 0% of their target short-term cash incentives, resulting in no cash payments to them for fiscal 2020.
Role of Tally Sheets. In making compensation decisions for the CEO for each fiscal year, the Committee members review a three-year tally sheet. The tally sheet lists the individual elements of compensation for the past three fiscal years and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with the value of the CEO’s compensation package and assists the Committee in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.
Role of Executive Officers. No executive officer, including the CEO, provides input to the Committee into setting his or her own compensation, but the CEO is provided the opportunity to make recommendations regarding the annual corporate targets. The CEO is responsible for annually evaluating the performance of all of the named executive officers (except himself), developing performance summaries and making recommendations to the Committee based on those reviews for the compensation of those executives, which reviews are one factor the Committee considers in making final compensation decisions.

Elements of Executive Compensation and Analysis of Fiscal 2020 Compensation Decisions
The primary elements of Cree’s executive compensation program are described below. The term “market data” is described under “Role of Benchmarking and Comparative Analysis” above.
Compensation Elements

Compensation Element	Purpose	Practice
Base salary	To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation paid throughout the year and reviewed annually by the Committee with consideration to our stated compensation philosophy.
Performance-based cash incentive compensation	To motivate and reward organizational achievement of predetermined annual financial goals.	Variable cash-based compensation linked directly to the achievement of specified corporate financial goals. The CEO and other named executive officers are eligible for annual payouts for performance units granted under the LTIP. For fiscal 2020, the financial targets were not met, which resulted in an enterprise-wide 0% payout.
Long-term equity incentive compensation	To drive executives’ focus on long-term growth and increased shareholder value and to promote retention.	Time-based RSUs and performance-based PSUs delivered for fiscal 2020 through a mix of 50% RSUs and 50% PSUs (with the PSUs also having a three-year cliff vesting TSR measurement). In addition to a grant of RSUs and PSUs for fiscal 2020, Mr. Reynolds was also awarded a one-time RSU retention grant in April 2020, which vests equally over 4 years. Grants are based on an evaluation of market data, corporate financial performance and potential retention risks. Equity levels vary among participants based on position and individual performance. Equity comprises a larger portion of the total direct compensation than the other pay elements.
Post-termination and severance benefits	To provide for certain limited economic security in the event an executive officer is terminated without cause or resigns with good reason.	Each named executive officer other than the CEO is covered under the SLT Severance Plan, which provides for severance benefits in the event the executive officer is terminated without cause or resigns for good reason. The SLT Severance Plan is described on page 46 below. Mr. Lowe’s post-termination and severance benefits are established under the Change in Control Agreement, which is described on page 46 below.
Other benefits	To provide competitive benefits promoting employee health and productivity.	Other benefits are generally those available to all employees. The only perquisite generally offered to named executive officers is the availability of a voluntary comprehensive physical examination once every calendar year. Mr. Reynolds received certain other benefits in connection with his relocation to North Carolina, including a cash sign on bonus of $1,500,000, which was paid in three equal amounts during the first month of his employment and on his six- and 12-month anniversaries with the Company, and moving and relocation reimbursements. The last payment of $500,000 was paid in August 2019.

The Committee demonstrates its commitment to paying executive officers based on performance through the design of Cree’s compensation programs and the setting of stretch goals that support Cree’s growth strategy and commitment to increasing shareholder value. The Committee is also committed to maintaining a compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on Cree. See “Compensation Program Risk Assessment” on page 16 for details regarding the Committee’s annual assessment of the compensation program.
Overall Program Design and Fiscal 2020 Implementation. For fiscal 2020, in August 2019 the Committee evaluated Cree’s fiscal 2019 performance to determine performance rewards for fiscal 2019 performance and as an initial reference point in setting fiscal 2020 objectives. Based on the fiscal 2019 performance and other factors, the Committee determined to set fiscal 2020 target TDC for the named executive officers between the 50th and 75th percentiles of the market data. Each compensation element is discussed and analyzed below along with the Committee’s decisions regarding compensation actions for fiscal 2020.
Base Salary
Base salary ranges are established for each executive officer based on job responsibilities along with the competitive range derived from market data. The Committee considers several factors when determining whether and where to set actual base salaries within the competitive range and whether to increase the base salaries. It assesses the executive’s performance against corporate and individual goals, experience, qualifications and scope of responsibilities. The Committee also assesses competitive salary practices by Peer Group companies and as reported in the Radford Global Technology survey. Further, the Committee considers the portion of each named executive officer’s TDC that is comprised of fixed compensation (base salary) and the portion that is comprised of at-risk compensation (performance based incentives). The Committee is committed to reinforcing pay-for-performance, which it does by ensuring that fixed pay is a relatively small proportion of TDC, while remaining within the market competitive range.
Given the Company’s financial and operational performance in fiscal 2019, Mr. Lowe was given an annual merit increase in base salary of 3% for fiscal 2020. Based on the Company’s financial and operational performance in fiscal 2019, Mr. Reynolds received a 4% annual merit increase in his base salary for fiscal 2020.

Executive Officer	Fiscal 2019 Salary	Fiscal 2020 Salary	Percentage Increase
Gregg A. Lowe	$850,000	$875,000	3%
Neill P. Reynolds	$455,000	$475,000	4%
Performance-Based Cash Incentive Compensation (LTIP)
Cree pays annual performance-based cash incentive compensation to the CEO and the other named executive officers for achievement of annual financial objectives under the LTIP. The Committee measures the performance of Cree against annual financial objectives established at the beginning of the fiscal year.
As discussed above, the CEO and the other named executive officers are eligible to receive annual performance-based cash incentive compensation under the LTIP (referred to as performance units or performance unit awards). None of the named executive officers participate in any other cash-based performance incentive plan. Awards are paid based on achievement of performance goals established under the LTIP and are calculated using a pre-defined formula based on the level of Cree’s financial performance, and the target awards are expressed as a percentage of the named executive officer’s base salary. Any payments under these performance units are paid only in cash. The LTIP was designed to qualify for the former exemption from Section 162(m) for performance-based compensation, which exemption was repealed by the Tax Cuts and Jobs Act of 2017 (the “Tax Legislation”), for taxable years beginning after December 31, 2017.
In August 2019, each of Messrs. Lowe and Reynolds received performance units under the LTIP for fiscal 2020 with the annual targets discussed below.
Except as provided in the Change in Control Agreement with respect to Mr. Lowe and the SLT Severance Plan with respect to Mr. Reynolds, in each case as discussed below, or with respect to death or long-term disability, (1) a named executive officer must have been continuously employed as an executive officer through the last day of the performance period; (2) the performance units would not be considered earned until the last day of the performance period; and (3) if the named executive officer terminated his employment prior to the last day of the performance period, with or without cause, he would have forfeited his performance units.

Cash Incentive Targets and Components under the LTIP
Consistent with Radford’s analysis of Cree’s executive compensation as compared to the market data, in August 2019, the Committee left the annual target cash incentive awards for fiscal 2020 unchanged for each of the named executive officers. Each named executive officer’s entire target cash incentive award for fiscal 2020 was based solely on annual Cree-wide financial goals.
The target cash incentive awards for the named executive officers are summarized as follows:
•Mr. Lowe’s annual target cash incentive award for fiscal 2020 remained at 140% of base salary, which put Mr. Lowe’s target TCC at approximately the 75th percentile of the market data.
•Mr. Reynolds’ annual target cash incentive award for fiscal 2020 was set at 80% of base salary, which put Mr. Reynolds’ target TCC at approximately the 50th percentile of the market data.
A schematic of the plan design for Messrs. Lowe and Reynolds is shown below:

Year-end
Base Salary
Target Incentive
Opportunity
50% Annual Corporate
Gross Margin %
50% Annual
Corporate Revenue
Minimum
Award
25%
Maximum
Award
200%
Minimum
Award
25%
Maximum
Award
200%

When determining the level of annual cash-based awards payable under the LTIP, performance against each financial measure is weighted equally in determining the amount of any annual award payout, and the annual award payout percentage is the average of the percentage of achievement of each measure, rounded to the nearest whole percentage. Under this design, if attainment of a goal met or exceeded the minimum performance level but fell below the target, a payment would be earned of at least 25% but less than 100% of the target award opportunity for such annual corporate goal, and if attainment of a goal met or exceeded the target performance level but fell below the maximum, a payment would be earned of at least 100% but less than 200% of the target award opportunity for such corporate goal. The maximum payment for any annual award payout would be 200% of the target annual award opportunity.
Performance Goals for Fiscal 2020
For fiscal 2020, the annual financial targets approved by the Committee were stated in terms of revenue and non-GAAP gross margin. Each of the minimum, target, and maximum annual goals for fiscal 2020 for each performance measure were pre-set and approved by the Committee in August 2019 based upon a comparison to the Company revenue and non-GAAP gross margin results actually achieved in fiscal 2019 or based on the fourth quarter of fiscal 2019 “exit run rate” basis.
As a result, in August 2019 the Committee established the performance goals for fiscal 2020. The performance goals for fiscal 2020 are set forth below:

Performance Goal	Minimum	Target	Maximum
Company Revenue	$0.93B	$1.12B	$1.40B
Company Non-GAAP gross margin %	33.0%	38.8%	44.0%
Results and Actual Payouts for Fiscal 2020
Cree did not hit the performance goal minimums in fiscal 2020. Revenue was $903.9 million, below the minimum of $930 million. Cree also did not achieve the 33% minimum level of non-GAAP gross margin threshold, achieving Company non-GAAP gross margin of 28.7%. Accordingly, the named executive officers did not receive any performance-based incentive cash awards for fiscal 2020.

Executive Officer	Target Award	Actual Award Earned	Discretionary Cash Bonus	Total Amount Awarded	Total Award as a Percent of Target	Total Award as a Percent of Salary
Gregg A. Lowe	$1,225,000	$0	$0	$0	0%	0%
Neill P. Reynolds	$380,000	$0	$0	$0	0%	0%
LTIP Equity Awards
Equity awards are granted to the named executive officers under the shareholder-approved LTIP to align their performance with shareholder interests, provide an opportunity for these officers to increase their ownership stake in Cree, and also provide for executive officer retention. The Committee emphasizes the importance of company and shareholder value growth by endeavoring to create compensation packages for the named executive officers with the general goal that approximately 75% or more of such individuals’ TDC would be at risk, and would generally only be earned by the executives based on increasing Cree’s operating profits, which historically have been highly correlated with an increase in Cree shareholder value. As a result, for fiscal 2020, in June 2019 the Committee approved grants of RSUs and PSUs as long-term equity compensation to the named executive officers.
In prior fiscal years, annual equity award grants were made on the first business day of September. For grants for fiscal 2020 and beyond, the Committee approved a change whereby the Company makes all annual equity grants under the LTIP on the first business day of August. This change in award date from September to August was made to better align the grant date with the Company’s internal focal performance review cycle, and also award these grants closer to the end of the prior fiscal year. The Committee awards equity grants without regard to any scheduled or anticipated release of material information, and does not accelerate or delay equity grants in response to material information or delay the disclosure of information due to plans to make equity grants.
Fiscal 2020 Equity Awards
The Committee approved RSU and PSU equity grants to each of the named executive officers below at its regularly scheduled June 2019 meeting. In addition, a one-time supplemental retention equity grant of 90,978 RSUs was awarded to Mr. Reynolds by the Committee in April 2020 in order to achieve the Committee’s long-term equity value retention target for Mr. Reynolds, given the highly competitive landscape for CFO talent in the semiconductor industry.

Executive Officer	RSUs	PSUs
Gregg A. Lowe	47,907	47,907
Neill P. Reynolds[1]	101,063	10,085
________________

1	Mr. Reynolds was granted a supplemental award of 90,978 RSUs on April 1, 2020. The April 2020 supplemental award was approved by the Compensation Committee on March 31, 2020.
In granting annual equity awards, the Committee considered Cree’s current and historical financial performance, along with each named executive officer’s demonstrated ability to sustain performance over time. The Committee also reviewed annual equity usage and assessed Cree’s historical use of shares, as compared to the Peer Group companies. Specifically, the Committee determined that Cree’s annual burn rate as of the end of fiscal 2019, had averaged approximately 2.0% of average weighted shares outstanding for fiscal 2019, and approximately 4.3% for the three-fiscal year period, which the Committee has been advised by Radford is near the median rate among peer companies in the semiconductor industry.

Based on these considerations and the TDC analysis prepared by Radford, the Committee determined that the August 1, 2019 equity grant amounts above were appropriate, because these equity grants awarded to the named executive officers, including the PSUs, reflected a target TDC between the 50th and 75th percentiles of the market data (based on the value of such equity at the time of grant). The Committee believes that the grant sizes at this level reinforce the focus on enhancing shareholder value and position the target TDC within the desired range, while also meeting the goal of having approximately 75% of the named executive officers’ TDC at risk.
Equity awards are reflected as compensation for fiscal 2020 in accordance with applicable reporting requirements in the Summary Compensation Table on page 42 under the “Stock Awards” column and in the Grants of Plan-Based Awards table on page 43.
Restricted Stock Units (RSUs)
Restricted stock units (RSUs), which are subject to time-based vesting, align the interests of the named executive officers with the interests of Cree’s shareholders because the value of RSUs fluctuates with Cree’s stock price. The primary value of RSUs, however, is that they create a strong incentive for retention, as RSUs have full value to the named executive officers upon vesting.
RSUs granted in August 2019 to Messrs. Lowe and Reynolds for fiscal 2020 vest ratably in equal annual increments over four years from the grant date, and the RSUs granted in April 2020 to Mr. Reynolds vest ratably in equal annual increments over four years from the grant date. Vesting ends upon termination of employment, and all unvested RSUs are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of the SLT Severance Plan (or for Mr. Lowe, his Change in Control Agreement), however, vesting of RSUs may also be accelerated in certain circumstances as discussed below.
Performance Stock Units (PSUs)
Performance stock units (PSUs) even further align the interests of the named executive officers with the interests of Cree’s shareholders because not only does the value of PSUs fluctuate with Cree’s stock price, but the performance criteria must first be met for the PSUs to vest. PSUs have retention incentives similar to RSUs, because PSUs will have full value to the named executive officers if the PSUs vest.
For fiscal 2020, in June 2019 the Committee approved the grant of PSUs that would vest three years after the date of grant to the named executive officers. The actual number of shares earned under the PSUs at the end of the three years will be the number of PSUs awarded times the “Payout Factor” described below. The performance thresholds for the PSUs will be based on the Company’s Relative Total Shareholder Return (RTSR) compared to a peer group of companies listed on the Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors (the TSR Peer Group) over the period beginning on August 1, 2019 and ending immediately prior to the vesting date (the “Measurement Period”). The starting value for the calculation of the Payout Factor was the 30-trading day average price for Cree common stock through August 1, 2019 and the ending value for the calculation will be the average Company share price for the 30 trading days prior to the end of the Measurement Period. The RTSR of the Company will then be compared to the peer group over the three-year period and separated into quartiles for determining the Payout Factor as follows: (i) if the Company ends in the first (top) performing quartile, the Payout Factor is 1.5 (or 150%); (ii) if the Company ends in the second quartile, the Payout Factor is 1.0 (or 100%); (iii) if the Company ends in the third quartile, the Payout Factor is 0.5 (or 50%); and (iv) if the Company ends in the fourth (worst) performing quartile, the Payout Factor is 0.

Relative Total Shareholder Return Ranking over Measurement Period	Payout % Level
75th Percentile or Higher	150%
50th – 74th Percentile	100%
25th – 49th Percentile	50%
0 – 24th Percentile	0%

Vesting of the PSUs granted in August 2019 ends upon termination of employment. Under the terms of the SLT Severance Plan (or for Mr. Lowe, his Change in Control Agreement), however, vesting of PSUs may be accelerated in certain circumstances as discussed below.

Additional Information
Other Benefits and Perquisites. Consistent with Cree’s compensation philosophy, the Committee seeks to limit the perquisites provided to the named executive officers. Generally, the named executive officers are eligible to participate in only those benefit and retirement programs available to other employees, including Cree’s 401(k) plan, health and welfare plans, group term life insurance plan and Cree’s employee stock purchase program. The named executive officers receive matching contributions under the 401(k) plan consistent with other participating employees. Such matching contributions for named executive officers for fiscal 2020 are included in the Summary Compensation Table on page 42 under the “All Other Compensation” column.
The named executive officers are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage named executive officers to receive regular comprehensive physical examinations, as their future health and well-being are important to Cree’s success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once per calendar year at a facility designated by Cree.
In connection with his appointment as CFO in July 2018, the Company reimbursed Mr. Reynolds for his actual expenses for relocation in accordance with the Company’s relocation guidelines. The last payment for his cash sign-on bonus award was made in August 2019 in the amount of $500,000.
Post-Termination Arrangements. The Committee has approved the severance benefits described below following termination, both in the context of a change in control and in other circumstances, to encourage the named executive officers to act in Cree’s best interests without regard to potential concerns for loss of income in the event of a disagreement with management or the Board of Directors that leads to termination of employment. The Committee approved certain severance benefits in the context of a change in control for Mr. Lowe in connection with his appointment in September 2017. Following this time, the Committee determined to review all plans for severance benefits covering the other named executive officers, in addition to other employees of the Company, based in part on market data provided by Radford, with the goal of aligning the Company’s severance practices both internally and with peer company practices. As a result of this review, the Committee approved the SLT Severance Plan and conforming amendments to Mr. Lowe’s original Change in Control Agreement. The SLT Severance Plan is designed to provide severance benefits to the executives who report directly to the CEO and who serve on the senior leadership team, including Mr. Reynolds, in the event of their termination of employment without cause or their resignation for good reason. Under the Change in Control Agreement and the SLT Severance Plan, severance benefits in connection with a change in control are subject to a double-trigger feature, which means that payments are not triggered on a change in control unless, in connection with the change in control, the executive either (1) is terminated without cause (but not as a result of his death or long-term disability); or (2) terminates his employment for good reason. See “Potential Payments upon Termination or Change in Control” on page 46 below for additional information on our severance arrangements with the named executive officers.
Section 162(m) Treatment Regarding Performance-Based Equity Awards. The Committee has historically reviewed and considered the deductibility of executive compensation under Section 162(m), which provides that Cree may not be able to deduct compensation of more than $1,000,000 that is paid to certain executive officers (“covered employees”). An exemption from the $1,000,000 deduction limit for performance-based compensation was generally repealed by the Tax Legislation, effective for taxable years beginning after December 31, 2017. While the previously-available exemption is generally no longer available, the Committee continues to focus on performance-based composition in making compensation decisions for the Company’s covered employees and believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals with tax deductibility as only one among a variety of factors that the Committee may consider in determining appropriate levels or forms of compensation.
Share Ownership Guidelines. The Board of Directors has adopted Corporate Governance Principles for Cree that include share ownership guidelines for members of the Board of Directors and executive officers. Under these guidelines, within five years after election or appointment:
•the CEO is expected to own shares with a value not less than five times his base salary;
•each other executive officer is expected to own shares with a value not less than two times the officer’s base salary; and
•each non-employee member of the Board of Directors is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board Committees.
Presently all directors and executive officers are within these guidelines.

Anti-Pledging and Hedging Policies. Cree has adopted a Securities Trading Policy that prevents our named executive officers or directors from entering into any pledging or margin account transactions in Cree stock. In addition, Cree revised its Securities Trading Policy in August 2019 to provide that hedging transactions in Cree stock are prohibited for all employees and directors.
Compensation Committee Report
The Compensation Committee met on August 24, 2020 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman
Glenda M. Dorchak
Duy-Loan T. Le
Anne C. Whitaker

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2020.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)		(e)	(g)	(i)	(j)
Gregg A. Lowe	2020	$873,072	—		$5,894,477	—	$10,810	$6,778,359
CEO and President	2019	$845,184	$543,949	(3)	$7,670,129	$1,241,051	$148,558	$10,448,871
	2018	$580,666	—		$11,583,043	$859,904	$399,651	$13,423,264

Neill P. Reynolds	2020	$473,468	$500,000	(5)	$4,102,117	—	$6,113	$5,081,698
Executive Vice President and CFO (4)	2019	$358,750	$1,075,384	(6)	$2,605,504	$379,616	$136,275	$4,555,529

________________
(1)Represents the aggregate grant date fair value of service-based RSUs and PSUs granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 28, 2020 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized.
(2)Amounts listed in column (i) include matching contributions to the 401(k) retirement plan. Except as previously disclosed for fiscal 2018 and 2019, no named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2018 through 2020 unless previously disclosed.
(3)The amount reported includes the portion of Mr. Lowe’s short-term cash incentive awarded by the Compensation Committee as an additional cash bonus in excess of the amount earned under his performance unit award for fiscal 2019.
(4)Mr. Reynolds was appointed as Executive Vice President and Chief Financial Officer on August 27, 2018.
(5)The amount reported includes the last payment for Mr. Reynolds’ cash sign-on bonus paid on Mr. Reynolds’ first anniversary with the Company.
(6)The amount reported includes (a) in connection with Mr. Reynolds’ appointment as Executive Vice President and CFO, the cash payment of $500,000 Mr. Reynolds received within the first month of his employment and the separate cash payment of $500,000 on his six-month anniversary with the Company, and (b) the portion of Mr. Reynolds’ short-term cash incentive awarded by the Compensation Committee as an additional cash bonus in excess of the amount earned under his performance unit award for fiscal 2019.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about RSUs, PSUs and non-equity incentive plan awards granted to the named executive officers during fiscal 2020. All RSUs and PSUs were granted under the LTIP. No stock options were granted to the named executive officers in fiscal 2020.
Grants of Plan-Based Awards in Fiscal 2020

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregg A.			$306,250	$1,225,000	$2,450,000				—	—	—	—
Lowe	8/1/2019	6/26/2020	—	—	—	35,930	47,907	71,861	—	—	—	2,947,239
	8/1/2019	6/26/2020	—	—	—	—	—	—	$47,907	—	—	2,947,239

Neill P.			$95,000	$380,000	$760,000				—	—	—	—
Reynolds	8/1/2019	6/26/2020	—	—	—	7,564	10,085	12,606	—	—	—	620,429
	8/1/2019	6/26/2020	—	—	—	—	—	—	$10,085	—	—	620,429
	4/1/2020	3/31/2020	—	—	—	—	—	—	$90,978	—	—	2,861,258

________________
(1) Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under the performance units granted under the LTIP.  The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”  Threshold payment amounts assume only the attainment of the minimum goals and are paid at 25% of the target incentive.  Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target goals.  Maximum payment amounts reflect the payout cap of 200% of the target incentive, which assumes goal attainment of the maximum goals.  Annual corporate financial targets for Messrs. Lowe and Reynolds for fiscal 2020 were solely based on Cree-wide financial targets. For additional information regarding the LTIP and performance units, see “Compensation Discussion and Analysis” above.
(2) PSUs are granted at target on the grant date. Actual shares awarded on the third anniversary of the grant date is based on the Payout Factor that corresponds with the Company’s RTSR percentile rank compared to the TSR Peer Group. Maximum opportunity is 150% of the target if the Company ranks in the top quartile, target is 100% if the Company ranks in the second quartile, threshold is 50% if the Company ranks in the third quartile and no payout if the Company ranks in the fourth (bottom) quartile.
(3) The RSUs granted to Messrs. Lowe and Reynolds vest in four annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 28, 2020.
Outstanding Equity Awards at 2020 Fiscal Year-End

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Gregg A. Lowe	196,385	(3)	$11,339,270	357,453	(4)	$20,639,336

Neill P. Reynolds	142,227	(5)	$8,212,187	22,671	(6)	$1,309,024

________________
(1) The RSUs and PSUs listed were granted under the LTIP.
(2) Market value of shares that have not vested is based on $57.74 per share (the closing price of our common stock as reported by Nasdaq on June 26, 2020, the last business day of fiscal 2020).
(3) Includes RSUs that vest as to 11,977 shares on August 1, 2020, as to 14,684 shares on September 1, 2020, as to 52,214 shares cumulatively on September 27, 2020, as to 11,977 shares on August 1, 2021, as to 14,684 shares on September 1, 2021, as to 52,212 shares cumulatively on September 27, 2021, as to 11,977 shares on August 1, 2022, as to 14,684 shares on September 1, 2022, and as to 11,976 shares on August 1, 2023.
(4) Includes PSUs that vest as to 208,854 shares cumulatively on September 27, 2020, as to 100,692 shares on September 1, 2021, and as to 47,907 shares on August 1, 2022, if the applicable performance targets for each period are satisfied (assuming a Payout Factor of 100%).
(5) Includes RSUs that vest as to 2,522 shares on August 1, 2020, as to 10,575 shares on August 27, 2020, as to 3,147 shares on September 1, 2020, as to 22,745 shares on April 1, 2021, as to 2,521 shares on August 1, 2021, as to 10,575 shares on August 27, 2021, as to 3,146 shares on September 1, 2021, as to 22,745 shares on April 1, 2022, as to 2,521 shares on August 1, 2022, as to 10,575 shares on August 27, 2022, as to 3,146 shares on September 1, 2022, as to 22,744 shares on April 1, 2023, as to 2,521 shares on August 1, 2023, and as to 22,744 shares on April 1, 2024.
(6) Includes PSUs that vest as to 12,586 shares on September 1, 2021, and as to 10,085 shares on August 1, 2022, if the applicable performance targets for each period are satisfied (assuming a Payout Factor of 100%).

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of RSUs held by the named executive officers during fiscal 2020.
Option Exercises and Stock Vested in Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregg A. Lowe	—	—	66,899	$3,146,098	(1)

Neill P. Reynolds	—	—	13,723	599,281	(2)

________________
(1) For this grant of RSUs, the value realized on vesting is based on $42.93 per share (the closing price of our common stock as reported by Nasdaq on September 1, 2019) as to 14,685 shares, and $48.18 per share (the closing price of our common stock as reported by Nasdaq on September 27, 2019) as to 52,214 shares.
(2) For this grant of RSUs, the value realized on vesting is based on $43.89 per share (the closing price of our common stock as reported by Nasdaq on August 27, 2019) as to 10,576 shares, and $42.93 per share (the closing price of our common stock as reported by Nasdaq on September 1, 2019) as to 3,147 shares.

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
The Change in Control Agreement with Mr. Lowe and the SLT Severance Plan for any other named executive officers in each case provide for certain payments to be made upon termination without cause or resignation for good reason in connection with a change in control. Mr. Lowe (under the Change in Control Agreement) and Mr. Reynolds (under the SLT Severance Plan), if his employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was in connection with a change in control, will be entitled to receive the following benefits:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	continued payment of Mr. Lowe’s base salary for 24 months;	•	continued payment of the executive’s regular salary for 18 months;
•	a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs;	•	a lump sum payment equal to 1.5 times the executive’s target annual incentive award for the year in which the termination occurs;
•	a lump sum payment equal to 24 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe;	•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for the executive;
•	full accelerated vesting with respect to his then outstanding, unvested RSUs and other equity awards that vest solely based on the passage of time, and full accelerated vesting with respect to his then outstanding, unvested PSUs, with all performance objectives deemed to have been satisfied at the greater of (i) the target level (target being a Payout Factor of 100%); and (ii) the actual performance level (with the date of the Change in Control being treated as the ending date for the measurement period and the effective stock price of the Change in Control being used for the calculation of relative total shareholder return); and	•
accelerated vesting of RSUs and options that are subject to time-based vesting requirements only, so that they become vested by the date employment terminates, and deemed vesting of any unvested PSUs at the greater of (i) the target level and (ii) the actual performance level; and

•	reimbursement by the Company for any loss incurred in the sale of Mr. Lowe’s primary North Carolina residence.	•	outplacement benefits for 12 months.
In the event amounts payable under the Change in Control Agreement or SLT Severance Plan, as applicable or otherwise are contingent on a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and it is determined that any payment or benefit made or provided to the executive would be subject to the excise tax imposed by Section 4999 of the Code, the payments to such executive under the Change in Control Agreement or SLT Severance Plan, as applicable, will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in the executive receiving the greatest after tax payment.
The Change in Control Agreement also provides that, if Mr. Lowe becomes generally disabled and his employment is terminated before he becomes eligible for benefits under our long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position and level of authority after he ceases to be generally disabled, in each case in connection with a change in control, he will be entitled to severance benefits under the Change in Control Agreement.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason Not in Connection with a Change in Control
The Change in Control Agreement with Mr. Lowe and the SLT Severance Plan for any other named executive officers (for fiscal 2020, Mr. Reynolds) in each case provide for certain payments to be made upon termination without cause or resignation for good reason not in connection with a change in control. Mr. Lowe (under the Change in Control Agreement) and Mr. Reynolds (under the SLT Severance Plan), if his employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was not in connection with a change in control, will be entitled to receive the following benefits:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	continued payment of Mr. Lowe’s base salary for 18 months;	•	continued payment of the executive’s base salary for 12 months;
•	a lump sum payment equal to 1.5 times his target annual incentive award for the fiscal year in which the termination occur;	•	a lump sum payment equal to the executive’s annual incentive award for the fiscal year in which the termination occurred;
•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe; and	•
reimbursement for the additional costs of continuing the executive’s group medical, dental and vision coverage under COBRA for 12 months or until he is eligible for new healthcare coverage, whichever is shorter;

•	continued vesting of RSUs and options granted to Mr. Lowe under the LTIP that are subject to time-based vesting requirements only during the 18 months following the date of employment termination as if Mr. Lowe’s employment had not terminated, and continued vesting during the 18 months following the date of termination of PSUs in accordance with the terms of such awards as if Mr. Lowe’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIP and the applicable award agreement, including prorating for the portion of time Mr. Lowe provided services to the Company over the course of the applicable performance period and such additional 18-month period, as applicable.	•
continued vesting of RSUs and options during the 12 months following the date of employment termination as if the executive’s employment had not terminated, and continued vesting of PSUs during the 12 months following the date of termination in accordance with the terms of such awards as if the executive’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIP and the applicable award agreement, including prorating for the portion of time the executive provided services to the Company over the course of the applicable performance period and such additional 12-month period, as applicable; and

		•	outplacement benefits for 12 months.
Further Conditions to Severance Benefits
As a condition to the receipt of the benefits described above under the Change in Control Agreement, Mr. Lowe must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors, or its officers for 24 months after termination, and (iii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Lowe and the Company (the “Confidential Information Agreement”), as amended by the Change in Control Agreement. Pursuant to the Change in Control Agreement, the period during which such noncompetition provisions of the Confidential Information Agreement apply will be (x) 24 months following Mr. Lowe’s termination (or such longer period used to calculate continued salary payments) in the event that he is entitled to severance payments in connection with a change in control as described above or (y) 18 months in the event that Mr. Lowe is entitled to severance payments not in connection with a change in control.
As a condition of eligibility to participate in the SLT Severance Plan, each executive must (i) sign and not revoke a release of claims, (ii) sign a participation agreement under which, among other things, such executive agrees to waive any rights he might still have under certain other Company sponsored severance program; and (iii) continue to comply with the terms of the executive’s Confidential Information Agreement, which, in the event that the executive is entitled to severance payments in connection with a change in control as described above, will be amended by the release to provide that the post-separation restrictive period applicable to the noncompetition and nonsolicitation provisions contained therein will extended until the end of the 18-month period following the executive’s termination date (or such longer period used to calculate continued salary payments).
Definitions
The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in the Change in Control Agreement and SLT Severance Plan as follows:
“Cause” means:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•
Mr. Lowe’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering Mr. Lowe a reasonable period of time to cure;
•
an executive’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of the executive’s position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by Mr. Lowe in connection with his responsibilities as an employee of the Company;	•
any material and willful failure of an executive to comply with Company policies (including but not limited to the Company’s Code of Conduct), applicable government laws, rules and regulations and/or reasonable directives of the CEO or Board of Directors;

•
any act of personal dishonesty taken by Mr. Lowe in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;
•
any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by an executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;

•
Mr. Lowe’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or
•
an executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

•	Mr. Lowe materially breaching his Confidential Information Agreement, which breach is not cured.	•	an executive’s material breach of his Confidential Information Agreement.
•
an executive’s failure to fully disclose any material conflict of interest that he may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

Change in Control Agreement (Mr. Lowe):	SLT Severance Plan:
	•	an executive’s commission of any act or omission that has caused or could cause material reputational damage to the Company.
“Good reason” generally mean the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, if applicable, subject to certain notice and cure provisions:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	a material reduction in Mr. Lowe’s authority, duties or responsibilities, including removal from, or a failure to elect Mr. Lowe to, the Board of Directors;	•
a material reduction in the executive’s authority, duties or responsibilities, provided however, that this will not apply to the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit for which the applicable executive was not the primary executive responsible;

•
a material reduction in Mr. Lowe’s base salary or target annual and long-term incentive compensation, other than a one-time reduction in either case that also is applied to substantially all other executive officers of the Company, provided that Mr. Lowe’s reduction is substantially proportionate to the reduction applied to substantially all other executive officers;
		•	a material reduction in the executive’s annual base salary, target annual compensation (bonus), or long-term incentive compensation (including, but not limited to equity compensation);
•	the Company requiring Mr. Lowe to report to anyone other than the Board of Directors; or	•	the Company requiring the executive to report to anyone other than the CEO of Cree; or
•
the Company requiring Mr. Lowe to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code) from Mr. Lowe’s current principal place of employment.
•
the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius from his current principal place of employment.

“Change in control” generally means any of the following events:
•any person or group of persons becomes the beneficial owner of 50% or more of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;
•a sale or other disposition of all or substantially all of our assets;
•shareholder approval of a definitive agreement or plan to liquidate our company;
•a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of 50% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;
•a change in the majority of the incumbent directors of the Board of Directors during a consecutive 24-month period during the executive’s employment term, excluding such changes resulting from directors who are elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors qualifying as incumbent directors; or
•in the case of the SLT Severance Plan, the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit of Cree or a similar transaction as the Board of Directors, in its sole discretion, may determine to be a “change in control”; provided, however, that “change in control” will not include (1) a transaction the sole purpose of which is to change the state of our incorporation; or (2) the initial public offering of the stock of a business unit of our company, and any subsequent sell down of the stock of the business unit by our company.
“In connection with a change in control” means either:
•within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or
•within 24 months following a change in control.
LTIPs
The LTIP and the 2004 LTIP (collectively, the “LTIPs”) provide for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our shareholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIPs to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.
The award agreements under the LTIPs provide for accelerated vesting of RSUs and PSUs in the event of a participant’s death or upon the effective date of the determination of the executive officer’s long-term disability. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability at the greater of (a) the target level and (b) the actual performance level (with the date of death or on the effective date of the determination of disability being treated as the ending date for the measurement period); however, the PSUs awarded to Mr. Lowe in fiscal 2018 will not pay out until the end of the applicable three-year period and the payout at that time will be determined based on the Company’s RTSR percentile rank compared to the TSR Peer Group.
Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the named executive officers in the event of a termination of employment or change in control, or both.
Payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 26, 2020, the last business day of fiscal 2020, or the Trigger Date; (2) the price per share of our common stock on the Trigger Date was $57.74, which represents the closing price of our common stock as reported by Nasdaq on the last trading day preceding such date; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such agreements, plans and arrangements for fiscal 2021. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.
Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Gregg A. Lowe	Death or termination of employment due to	Annual incentive award (1)	—
	long-term disability	Vesting acceleration (2)	$31,978,606
			$31,978,606
	Change in control (not involving	Annual incentive award (4)	$1,225,000
	termination of employment) (3)		$1,225,000
	Termination without cause or resignation	Base salary (18 months)	$1,312,500
	for good reason not in connection with a	Incentive awards	1,837,500
	change in control (5)	COBRA premiums (18 months)	33,075
		Continued vesting (18 months)	26,981,556
			$30,164,631
	Termination without cause or resignation	Base salary (24 months)	$1,750,000
	for good reason in connection with a	Incentive awards	2,450,000
	change in control (5)	COBRA premiums (24 months)	44,100
		Vesting acceleration	31,978,606
			$36,222,706
Neill P. Reynolds	Death or termination of employment due to	Annual incentive award (1)	—
	long-term disability	Vesting acceleration (2)	$9,521,211
			$9,521,211
	Change in control (not involving	Annual incentive award (4)	$380,000
	termination of employment) (3)		$380,000
	Termination without cause or resignation	Base salary (12 months)	$475,000
	for good reason not in connection with a	Incentive awards	380,000
	change in control (5)	COBRA premiums (12 months)	13,939
		Continued vesting (12 months)	937,929
		Outplacement services (12 months)	6,500
			$1,813,368
	Termination without cause or resignation	Base salary (18 months)	$712,500
	for good reason in connection with a	Incentive awards	570,000
	change in control (5)	COBRA premiums (18 months)	20,909
		Vesting acceleration	9,521,211
		Outplacement services (12 months)	6,500
			$10,831,120
________________
(1) Based on actual results for performance period using 0% performance measurement for the Cree-wide financial goals. To the extent that threshold targets are achieved making annual incentive award payable, actual amount payable to the executive will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.
(2) Vesting is automatically accelerated for RSUs and PSUs in the event of death or upon the effective date of the determination of the executive officer’s long-term disability pursuant to the terms of the award agreements under the LTIPs, which terms apply equally to all participants. For PSUs, vesting is accelerated in full at the greater of target or actual performance measure on the date of death or on the effective date of the determination of the disability. However, for Mr. Lowe’s fiscal 2018 awards, the PSUs will not be settled until the vesting date (third anniversary of the grant date) and the number of shares that will be issued at that time in settlement of the PSUs will be calculated based on the Company’s RTSR percentile rank compared to the TSR Peer Group as described above.

(3) Pursuant to the SLT Severance Plan, the performance conditions for any outstanding PSUs at the time of a change in control not involving a termination of employment shall be deemed to have been met and achieved at the greater of (a) the target level and (b) the actual performance level (with the date of the change in control being treated as the ending date for the measurement period and the effective stock price of the change in control being used for the calculation of RTSR). Such PSUs shall thereafter continue to time-vest in accordance with the terms of the award; provided, however, that any then remaining unvested PSUs shall immediately vest in full in the event of a termination without cause or resignation for good reason. Except as described above, no accelerated vesting will occur for equity awards under the LTIP in connection with a change in control not involving termination of employment unless the outstanding awards are not assumed by the successor in connection with a change in control, and the Compensation Committee, in its discretion, accelerates vesting of the outstanding but unvested awards. If awards were not assumed by the successor and the Compensation Committee exercised its discretion to the fullest extent possible and determined that 100% of the outstanding awards should be vested (in the case of PSUs, based on the actual performance as of the date of the change of control), the named executive officers would have received the following additional amounts: $31,978,606 for Mr. Lowe and $9,521,211 for Mr. Reynolds.
(4) The performance units granted to Messrs. Lowe and Reynolds provide that the performance measurement for determining his annual incentive award will be no less than 100% if a change in control occurs during the performance period. The amount in the table represents the additional amount each of Messrs. Lowe and Reynolds would have received as a result of this provision and excludes any amount he would otherwise be entitled to receive based on actual performance results.
(5) The triggering event, along with resulting benefits, is defined in the Change in Control Agreement for Mr. Lowe and the SLT Severance Plan for Mr. Reynolds. In addition, under the Change in Control Agreement, the Company would have been required to promptly reimburse Mr. Lowe for any loss incurred in the sale of his North Carolina residence following his separation in an amount equal to (1) the greater of (a) the fair market value of such residence as determined by the Company’s third party relocation service, or (b) the purchase price of such residence and the documented cost of any capital improvements made to such residence by Mr. Lowe, over (2) the net sale price received by him.

CEO Pay Ratio Disclosure
Beginning in 2018, Securities and Exchange Commission rules require the Company to disclose the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee.
As of June 28, 2020, we employed approximately 5,216 individuals located primarily in the United States and China (including Hong Kong) with less significant representation in Taiwan, South Korea, Japan, Malaysia, and Europe. During fiscal 2020, there was no change to our employee population or compensation arrangements that we believe would significantly affect our pay ratio disclosure. Further, there was no change in the circumstances of the employee identified as the median employee for fiscal 2019 that we believe would result in a significant change in our pay ratio disclosure for fiscal 2020. Accordingly, we have used the same median employee, initially identified for fiscal 2019, in our pay ratio calculation for fiscal 2020. In determining the median employee, we included our global employee population as of June 28, 2019.
The median employee compensation was identified first using a consistently applied compensation measure of target annual compensation for fiscal 2019, consisting of base salary, estimated profit sharing or incentive compensation with a performance period of one year or less, as applicable, and allowance, calculated using internal human resources records. As allowed under Securities and Exchange Commission rules, base pay was annualized for full-time or part-time permanent employees hired during fiscal 2019 to reflect a full year of service.
We selected the median employee to determine the required ratio by:
•Calculating the compensation based on the consistently applied measure of target annual compensation as described above of all of our employees except the CEO;
•Determining the median employee from our employee population based on this consistently applied compensation measure; and
•Identifying the ten employees whose target annual compensation was situated above and below this median and calculating total annual compensation for this subset of employees using the same methodology we use for our named executive officers as set forth in the fiscal 2019 Summary Compensation Table in this proxy statement in accordance with Item 402 of Regulation S-K (the “Item 402 Rules”), excluding any employee who had anomalous compensation characteristics, to ensure that our selected median employee reflects our population as a whole and support the reasonableness of our consistently applied compensation measure.
We calculated the total annual compensation of our CEO and of the median employee using the Item 402 Rules. The total annual compensation for our CEO for fiscal 2020 was $6,778,359, the total annual compensation for the median employee was $49,782, and the resulting ratio of these amounts is 136 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission Item 402 Rules based on our payroll and employment records and the methodology described above. Because the Securities and Exchange Commission Item 402 Rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2020.
Director Compensation for Fiscal 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Glenda M. Dorchak (2)	$35,962	$188,245	$224,207
John C. Hodge (3)	$87,500	$138,106	$225,606
Clyde R. Hosein (4)	$102,500	$138,106	$240,606
Darren R. Jackson (5)	$127,500	$138,106	$265,606
Duy-Loan T. Le (6)	$82,500	$138,106	$220,606
John B. Replogle (7)	$92,500	$138,106	$230,606
Thomas H. Werner (8)	$92,500	$138,106	$230,606
Anne C. Whitaker (9)	$82,500	$138,106	$220,606
__________________________
(1) Amounts listed in the Stock Awards column represent the aggregate grant date fair value of awards granted during fiscal 2020 calculated in accordance with ASC Topic 718. With respect to Messrs. Hodge, Hosein, Jackson, Replogle and Werner and Mses. Le and Whitaker, these amounts relate to the annual grant of 3,217 RSUs on September 1, 2019. With respect to Ms. Dorchak this amount relates to the annual grant of 3,710 RSUs on January 27, 2020. All awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2020.
(2) As of June 28, 2020, Ms. Dorchak held 3,710 RSUs of which 1,237 will vest on January 27, 2021. The remaining 2,473 RSUs will vest as to 1,237 RSUs on January 27, 2022 and as to 1,236 RSUs on January 27, 2023.
(3) As of June 28, 2020, Mr. Hodge held 6,178 RSUs of which 3,217 vested on September 1, 2020. The remaining 2,961 RSUs will vest as to 1,481 RSUs on October 22, 2020 and as to 1,480 RSUs on October 22, 2021. Lastly, Mr. Hodge deferred all of the $87,500 of fees earned in fiscal 2020 into the Deferral Program (as described below).
(4) As of June 28, 2020, Mr. Hosein had 4,000 options outstanding, all of which were exercisable. In addition, Mr. Hosein held 3,217 RSUs that vested on September 1, 2020.
(5) As of June 28, 2020, Mr. Jackson held 3,217 RSUs that vested on September 1, 2020.
(6) As of June 28, 2020, Ms. Le held 6,178 RSUs of which 3,217 vested on September 1, 2020. The remaining 2,961 RSUs will vest as to 1,481 RSUs on October 22, 2020 and as to 1,480 RSUs on October 22, 2021.
(7) As of June 28, 2020, Mr. Replogle had 4,000 options outstanding, all of which were exercisable. In addition, Mr. Replogle held 3,217 RSUs that vested on September 1, 2020. Lastly, Mr. Replogle deferred a $45,000 portion of the $92,500 of fees earned in fiscal 2020 into the Deferral Program.
(8) As of June 28, 2020, Mr. Werner had 4,000 options outstanding, all of which were exercisable. In addition, Mr. Werner held 3,217 RSUs that vested on September 1, 2020.
(9) As of June 28, 2020, Ms. Whitaker had 4,000 options outstanding, all of which were exercisable. In addition, Ms. Whitaker held 3,217 RSUs that vested on September 1, 2020.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of RSUs. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Commencing fiscal 2015, each non-employee director then serving on the Board who has been nominated for re-election is granted RSUs on the first business day of September vesting in full on the first anniversary of the date of grant. For fiscal 2020, the number of RSUs granted was determined by dividing $180,000 by the 30-day average closing stock price of the Company’s common stock ending one trading day prior to the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are granted restricted stock units as provided above, except that the restricted stock units will vest in three equal annual installments on the anniversary of the date of grant. Vesting of all equity awards is subject to continued service.
In fiscal 2020, non-employee directors were paid the following quarterly cash retainers: $17,500 for service as a member of the Board; $15,000 for service as Chairman of the Board; $5,000 for service as Lead Independent Director; $7,500 for service as Audit Committee Chair; $5,000 for service as Compensation Committee Chair; $2,500 for service as Governance and Nominations Committee Chair; $3,750 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee chairs receive the retainer for service as chair in addition to the retainer for committee membership. Unless another compensation arrangement is put in place at the time of special committee formation, non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.
Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the consolidated closing bid price on Nasdaq on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.
Compensation Committee Interlocks and Insider Participation
Mr. Werner and Mses. Dorchak, Le and Whitaker served on our Compensation Committee during fiscal 2020. None of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2020. No interlocking relationships existed during fiscal 2020 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for fiscal 2021. PricewaterhouseCoopers LLP was first engaged as our independent auditors for fiscal 2014 and has served as our independent auditors for each subsequent fiscal year. A representative from PricewaterhouseCoopers LLP is expected to be present at the 2020 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the 2020 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
The Board of Directors recommends
shareholders vote FOR Proposal No. 3.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.cree.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s CEO and CFO. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees, and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 28, 2020 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Clyde R. Hosein, Chairman
John C. Hodge
Darren R. Jackson
John B. Replogle
Independent Auditor Fee Information
The fees of PricewaterhouseCoopers LLP for the fiscal years shown were as follows:

	Fiscal 2020	Fiscal 2019
Audit Fees	$2,687,000	$3,339,000
Audit-Related Fees	133,000	65,000
Tax Fees	87,000	111,000
All Other Fees	3,000	3,000
Total	$2,910,000	$3,518,000
Audit Fees. This category includes fees billed for the fiscal year shown for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and statutory audits.
Audit-Related Fees. This category includes fees billed in the fiscal year for assurance and related services that are reasonably related to the performance of the audits. During the current fiscal year, these services related to non-recurring internal control and tax reform assurance procedures.
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning, transfer pricing documentation assistance and tax advice.
All Other Fees. This category includes fees billed in the fiscal year shown for online research tool access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2020 and fiscal 2019 were approved by or on behalf of the Company’s Audit Committee.

PROPOSAL NO. 4—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.
As required by Section 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:
•Aggressive financial targets for performance-based short-term cash incentive compensation. The Committee established challenging annual Cree-wide financial targets for the fiscal 2020 performance-based cash incentive programs that applied to Cree’s named executive officers. The targeted payout for Messrs. Lowe and Reynolds were based solely on Cree-wide revenue and non-GAAP gross margin targets. Cree did not achieve these Cree-wide threshold revenue and non-GAAP gross margin targets for fiscal 2020, and therefore Messrs. Lowe and Reynolds did not receive any payout of annual cash incentive compensation under the LTIP as described in “Elements of Executive Compensation and Analysis of Fiscal 2020 Compensation Decisions—Performance-Based Cash Incentive Compensation (LTIP)—Results and Actual Payouts for Fiscal 2020” above.
•Proportion of performance-based pay. Based on the Committee’s pay for performance philosophy, as a direct result of the Committee’s compensation decisions, approximately 76% of Mr. Reynolds’ target total direct compensation for fiscal 2020 was comprised of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. Similarly, 89% of Mr. Lowe’s target total direct compensation for fiscal 2020 was comprised of these components.
•Long-term equity compensation. For fiscal 2020, Cree granted equity awards to Mr. Lowe and Mr. Reynolds in the form of RSUs and PSUs to align the interests of the named executive officers with Cree shareholders and to facilitate named executive officer retention. None of the tranches of PSUs held by Mr. Lowe or Mr. Reynolds reached the three-year cliff vesting threshold in fiscal 2020, and accordingly none of their PSUs vested or became potentially payable in fiscal 2020.
•Solicitation of shareholder feedback and revisions to compensation programs. As discussed on page 32, the Company continued to actively engage in dialogue with shareholders during fiscal 2020, and has made changes to its compensation programs in years past based on such dialogue.
Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends
shareholders vote FOR Proposal No. 4.

OTHER MATTERS
Other Business
Other than the election of the nine directors listed in this proxy statement, approval of the ESPP, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 27, 2021 and the advisory (nonbinding) vote to approve executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2020 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by July 30, 2020. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than nine nominees.
2021 Annual Meeting of Shareholders
Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2021 must be received by the Company not later than May 17, 2021, and must comply with the Securities and Exchange Commission’s rules in other respects.
Other shareholder proposals to be presented at the annual meeting in 2021, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 28, 2021, nor earlier than June 28, 2021. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval when deemed advisable.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.
Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2021 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2021 Annual Meeting of Shareholders” above.
Shareholder Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 28, 2020 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Vice President, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Shareholders Sharing the Same Last Name and Address
Only one Notice or Annual Report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or Annual Report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.
Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2020 Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/CREE2020 and in person at our offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 26, 2020, at 12:00 p.m. local time. Requests for directions to the meeting location may be directed to: Vice President, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Dated: September 9, 2020

APPENDIX A
RADFORD GLOBAL TECHNOLOGY SURVEY
PUBLIC HIGH TECHNOLOGY COMPANIES WITH $1B TO $5B IN ANNUAL REVENUE

1	AKAMAI TECHNOLOGIES	54	LOGMEIN
2	ALLSCRIPTS	55	LUMENTUM
3	ARISTA NETWORKS	56	MARVELL SEMICONDUCTOR
4	ATHENAHEALTH	57	MAXIM INTEGRATED PRODUCTS
5	AUTODESK	58	MKS INSTRUMENTS
6	AVAYA	59	NATIONAL INSTRUMENTS
7	BENCHMARK ELECTRONICS	60	NETGEAR
8	BLACKBERRY LIMITED	61	NORDSON
9	BRUKER	62	NUANCE COMMUNICATIONS
10	CADENCE DESIGN SYSTEMS	63	NUTANIX
11	CELESTICA INTERNATIONAL LP	64	OPEN TEXT
12	CHOICE HOTELS	65	OSI SYSTEMS
13	CIENA	66	PALO ALTO NETWORKS
14	CIRRUS LOGIC	67	PLANTRONICS
15	CITRIX SYSTEMS	68	PLEXUS
16	COHERENT	69	PTC-PARAMETRIC TECHNOLOGY
17	COMMSCOPE	70	PURE STORAGE
18	CRITEO	71	QORVO
19	CUBIC CORPORATION	72	RED HAT
20	CURTISS WRIGHT CORPORATION	73	SABRE CORPORATION
21	CYPRESS SEMICONDUCTOR	74	SCIENTIFIC GAMES CORPORATION
22	DIGITAL REALTY TRUST	75	SEEING MACHINES
23	DIGITALGLOBE	76	SENDGRID
24	DIODES	77	SENSATA TECHNOLOGIES
25	DOLBY LABORATORIES	78	SERVICENOW
26	DROPBOX	79	SHUTTERFLY
27	EASTMAN KODAK COMPANY	80	SKYWORKS SOLUTIONS
28	ECHOSTAR CORPORATION	81	SMITHS GROUP PLC
29	ENTEGRIS	82	SONOS
30	ESTERLINE TECHNOLOGIES	83	SPLUNK
31	EXTREME NETWORKS	84	STITCH FIX
32	F5 NETWORKS	85	SUNPOWER
33	FINISAR	86	SYMANTEC
34	FITBIT	87	SYNAPTICS
35	FLIR SYSTEMS	88	SYNOPSYS
36	FORTINET	89	TABLEAU SOFTWARE
37	FTD	90	TEGNA
38	GANNETT	91	TERADATA
39	GARMIN	92	TERADYNE
40	GODADDY.COM	93	THE ENDURANCE INTERNATIONAL GROUP
41	GOPRO	94	TRIMBLE NAVIGATION
42	GREENDOT	95	TRIPADVISOR
43	GROUPON	96	TTM TECHNOLOGIES
44	GRUBHUB HOLDINGS	97	VERINT SYSTEMS
45	INTELSAT	98	VERISIGN
46	IPG PHOTONICS	99	VIASAT
47	IROBOT	100	VIAVI SOLUTIONS
48	ITRON	101	VISTEON
49	JUNIPER NETWORKS	102	VONAGE
50	KEYSIGHT TECHNOLOGIES	103	WORKDAY
51	KLA-TENCOR	104	XILINX
52	LITTELFUSE	105	ZEBRA TECHNOLOGIES
53	LOGITECH
A-1

APPENDIX B

2020 EMPLOYEE STOCK PURCHASE PLAN

(Effective as of November 1, 2020 subject to shareholder approval)

1.Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or contributions (where permitted). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted, and construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. However, the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Common Stock under a Non-Section 423(b) Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives. Except as otherwise provided herein, the Non-Section 423(b) Component will operate and be administered in the same manner as the Section 423(b) Component.

2.Definitions.

(a)“Board” shall mean the Board of Directors of the Company or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 14(b).
(b)“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
(c)“Common Stock” shall mean the common stock of the Company.
(d)“Company” shall mean Cree, Inc., a North Carolina corporation.
(e)“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, overtime, performance bonuses, commissions, incentive compensation, and salary continuation payments that are made pursuant to a payroll practice (e.g., vacation, holiday, sick and short-term disability pay paid to the Employee through an Employer’s payroll system), prior to deduction of any amounts the Employee elects to defer or exclude from income under a deferred compensation plan or an employee benefit plan of an Employer, such as the Company’s Section 401(k) plan and Section 125 cafeteria plans ("employee elective deferrals"). Notwithstanding the foregoing, “Compensation” shall not include: relocation, equalization (including goods and services allowances), sign-on and make-up bonuses; expense reimbursements of all types; payments in lieu of expenses; meal allowances; commuting or automobile allowances; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction; income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase or similar plan of an Employer; Employer contributions to and benefits from (except employee elective deferrals as provided above) any qualified retirement plan, other program of deferred compensation, welfare benefit plan or fringe benefit plan; any Employer contributions to U.S. Social Security and/or a public pension program established in an applicable foreign jurisdiction; any Employer contributions to unemployment taxes or workers’ compensation; costs paid by an Employer in connection with relocation, including gross-ups; any amounts accrued for the benefit of the Employee, but not paid, during the period of reference; and other items of remuneration that that the Stock Plan Manager determines, in his/her discretion and in a uniform and nondiscriminatory manner, are not part of the basic compensation of Employees. The Board shall have the discretion to determine the application of this definition to Employees outside the United States.

(f)“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan either as a Section 423(b) Employer or Non-Section 423(b) Employer.
(g)“Employee” shall mean any individual who is treated as an active employee in the records of the Employer, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan.
(h)“Employer” shall mean the Company or any Designated Subsidiary.
(i)“Enrollment Date” shall mean the first day of a Participation Period.
(j)“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the Nasdaq-Amex Reporting Service or such other source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and
(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
(k)“Non-Section 423(b) Component” shall mean the provisions of the Plan that allow for the grant of an option under the Plan to an Employee of a Non-Section 423(b) Employer outside the scope of and not in compliance with the requirements set forth in Section 423(b) of the Code.
(l)“Non-Section 423(b) Employer” shall mean any Subsidiary that has been designated by the Board as eligible to participate in the Non-Section 423(b) Component of the Plan.
(m)“Participant” shall mean an eligible Employee who has enrolled in the Plan.
(n)“Participation Period” shall mean a 12-month period established under this Plan during which an option granted pursuant to the Plan may be exercised unless earlier terminated as provided herein. Each Participation Period will be 12 months in duration and shall begin at 12:01 a.m. on November 1 or May 1 of each year, as applicable to the Participant, and end at 11:59 p.m. on October 31 or April 30, respectively. The Board may change the duration and timing of Participation Periods pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.
(o)“Plan” shall mean this 2020 Employee Stock Purchase Plan, including both the Section 423(b) Component and the Non-Section 423(b) Component, as it may be amended from time to time.

(p)“Purchase Date” shall mean each April 30 and October 31 during a Participation Period (in the order in which these dates appear during the Participation Period). The Board may change the Purchase Date pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Purchase Date” shall also mean “New Purchase Date,” where applicable.
(q)“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 18(a) or 19(c) hereof.
(r)“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.
(s)“Section 423(b) Component” shall mean the provisions of the Plan that are designed to meet the requirements for an employee stock purchase plan as set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
(t)“Section 423(b) Employer” shall mean the Company and any Subsidiary, domestic or foreign, that has been designated by the Board as eligible to participate in the Section 423(b) Component of the Plan. Any Subsidiary that was previously designated as eligible to participate in the Company’s 2005 Employee Stock Purchase Plan is hereby designated and shall be considered to be a Section 423(b) Employer for purposes of this Plan without the requirement for further designation by the Board; provided, however, that any new Board designation of such entity as a Non-Section 423(b) Employer shall supersede any prior designation or deemed designation.
(u)“Special Participation Periods” shall mean interim Participation Periods created at the discretion of the Board enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Section 423(b) Component or Non-Section 423(b) Component of the Plan, as applicable. The Enrollment Date of a Special Participation Period shall be a date specified by the Board, and the last day of a Special Participation Period shall be the second succeeding Purchase Date under the Plan.
(v)“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(w)“Trading Day” shall mean a day on which U.S. stock exchanges and the NASDAQ System are open for trading.
3.Eligibility.
(a)Any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that, (i) for Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, an Employee may be eligible to participate in the Plan, notwithstanding that he or she has not been employed by an Employer for 30 continuous days prior to a given Enrollment Date, and (ii) as provided more fully in Section 21 below, the Board may adopt administrative rules, procedures and/or sub-plans limiting the eligibility of or participation by any Employee of a Non-Section 423(b) Employer. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).
(c)Any provisions of the Plan to the contrary notwithstanding, an Employee who has received a hardship withdrawal from the Company’s 401(k) plan, or the 401(k) plan of any Designated Subsidiary, shall be subject to an automatic 6-month suspension on participation in the Plan on account of such hardship withdrawal to the fullest extent permitted by the Code.
4.Participation Periods. The Plan shall be implemented with overlapping Participation Periods of 12 months’ duration, with new Participation Periods beginning November 1 and May 1 each year. Each Participant shall only be enrolled in one Participation Period at any given time. Each eligible Employee will initially be enrolled in the first Participation Period that commences after the date the Company’s stock plan administrator receives the Participant’s subscription agreement in accordance with Section 5(a) below. Provided the Participant’s participation in the Plan is not terminated (other than as provided in Section 7(b) hereof), and the Plan is not otherwise terminated, as provided in the Plan prior to the Enrollment Date for the next consecutive Participation Period commencing on the same day of the year, such Participant will remain continuously enrolled in the Participation Periods that commence on that day each year. Except as otherwise provided in the Plan, each Participation Period shall have two Purchase Dates, April 30 and October 31 (in the order in which these dates appear during the Participation Period). The Board may change the duration and timing of Participation Periods and Purchase Dates, provided that any such change that is determined by the Board to adversely affect Participants is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter
5.Participation
(a)An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Board authorizing payroll deductions or contributions, where permitted, and filing it manually, or in the manner prescribed by the Board, with the Company’s stock plan administrator by such time as prescribed by the Board, or through such other telephone or electronic arrangements as the Company’s stock plan administrator may prescribe. Contributions other than payroll deductions shall be permitted only to correct errors in the administration of a valid payroll deduction authorization or for an Employee of a Non-Section 423(b) Employer participating in the Non-Section 423(b) Component if the rules of a foreign country prohibit the Non-Section 423(b) Employer from making payroll deductions with respect to such eligible Employee’s Plan participation.
(b)Payroll deductions/contributions for a new Participant shall begin as soon as administratively possible following the Enrollment Date of the Participant’s initial Participation Period, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date, and shall continue unless and until the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

6.Payroll Deductions.
(a)At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the applicable Participation Periods (subject to Section 5(b)) or, where applicable, contributions made in accordance with the established contribution schedule, in whole percentages only not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Periods.
(b)All payroll deductions made for or contributions made by a Participant shall be credited to the Participant’s account under the Plan.
(c)A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof or may increase to as high as 15% or decrease to as low as 0% the rate of his or her payroll deductions/contributions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction/contribution rate. A decrease in rate shall be effective with the first full payroll period that begins after the Company’s stock plan administrator receives the new subscription agreement. An increase in rate shall be effective as soon as administratively possible following the next succeeding Enrollment Date under the Plan (i.e., November 1 or May 1), without regard to whether such Enrollment Date is the first day of a Participation Period for the Participant, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date.
(d)A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless changed by the Participant as provided in Section 6(c) above (in which case the modified subscription agreement shall remain in effect for successive Participation Periods as provided herein) or unless the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.
(e)Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions/ contributions may be decreased to 0% at any time prior to a Purchase Date. Payroll deductions/ contributions at the rate provided in such Participant’s then-current subscription agreement shall resume immediately following such Purchase Date, unless the Participant’s participation in the Plan is sooner terminated, or the Plan is otherwise terminated, as provided in the Plan.
7.Grant of Option.
(a)On the Enrollment Date of each Participation Period applicable to a Participant, the Participant shall be granted an option to purchase on each Purchase Date of such Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions/contributions accumulated on or prior to such Purchase Date and retained in the Participant’s account, by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase on any Purchase Date more than 2,000 shares of Common Stock (subject to adjustment pursuant to Section 18(a)), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 8(b) hereof. The Board may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 8, unless the Participant is automatically withdrawn and reenrolled as provided in Section 7(b) hereof, the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan, or the option is otherwise sooner terminated as provided in the Plan.
(b)To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on the Trading Day immediately preceding the Enrollment Date for a Participation Period is lower than the Fair Market Value of the Common Stock on the

Enrollment Date for the immediately preceding Participation Period, then all Participants in the immediately preceding Participation Period shall automatically be withdrawn from the immediately preceding Participation Period at 11:59 p.m. on the first Purchase Date of such Participation Period (after the exercise of their options on such date) and re-enrolled in the next succeeding Participation Period effective as of 12:01 a.m. on the Enrollment Date of the next succeeding Participation Period.
8.Exercise of Option.
(a)Unless a Participant’s participation in the Plan is sooner terminated (including as provided in Section 7(b)), or the Plan is sooner terminated, or the option is otherwise sooner terminated, all as provided in the Plan, the Participant’s option shall be exercised automatically on each Purchase Date for the Participation Period applicable to the Participant, and the maximum number of full shares subject to the option (as limited by Section 3(b), 7(a) and/or 8(b)) shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions/ contributions. No fractional shares shall be purchased. If the balance in a Participant’s account after the purchase is made is not sufficient to purchase a full share at the applicable Purchase Price, the balance shall be retained in the Participant’s account until the next Purchase Date, subject to earlier termination of the Participant’s participation in the Plan, or earlier termination of the option or Plan, as provided in the Plan. If the maximum number of full shares that the Participant is eligible to purchase is limited by Section 3(b), 7(a) or 8(b) such that a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account after the purchase is made on the second Purchase Date of a Participation Period, the entire balance will be refunded to the Participant. If a Participant is automatically withdrawn and reenrolled pursuant to Section 8(b) and at that time a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account, the entire balance will be refunded to the Participant.
(b)If the Board determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Board may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions/contributions accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Board shall direct the refund of such payroll deductions/ contributions to the Participant. In the event the Board, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate.
(c)All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.
9.Delivery.
(a)As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options.
(b)A Participant may withdraw his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant). For Participants in the Section 423(b) Component, any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

10.Withdrawal.
(a)A Participant may withdraw all, but not less than all, of the payroll deductions/contributions at any time prior to the Purchase Date for a Participation Period by giving written notice to the Company in a form provided by the Company. Such payroll deductions/contributions shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for such Participation Period shall automatically terminate, and no further payroll deductions/contributions for the purchase of shares by such Participant shall be made during such Participation Period. If a Participant withdraws from a Participation Period, other than as provided in Section 7(b) hereof, payroll deductions/contributions for the Participant’s account shall not resume at the beginning of the next succeeding Participation Period unless the Participant timely delivers to the Company a new subscription agreement.
(b)A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

11.Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason during a Participation Period, the Participant shall be deemed to have withdrawn from the Plan as of the effective date of his or her termination of employment, his or her option(s) shall be terminated automatically, and the payroll deductions/contributions credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option(s) shall be refunded to the Participant.
12.Interest. Interest shall not accrue on the payroll deductions/contributions of a Participant in the Plan.
13.Stock.
(a)Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is six million (6,000,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued. For avoidance of doubt, up to the maximum number of shares authorized for issuance in this Section 13 may be used to satisfy purchases under the Section 423(b) Component of the Plan and any remaining portion of such maximum number of shares may be used to satisfy purchases under the Non-Section 423(b) Component of the Plan.
(b)Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.
14.Administration.
(a)The Plan shall be administered by the Board. The Board shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, including which entities shall be Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

(b)Notwithstanding the foregoing, the Board may delegate, by resolutions adopted prior to or after the effective date of the Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Board, or a combination thereof) as the Board shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Board shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.
15.Transferability. No payroll deductions/contributions credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10 hereof.
16.Use of Funds. Payroll deductions/contributions received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions/contributions, except to the extent such segregation is required by the laws of a jurisdiction applicable to the Employer.
17.Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account will be made available to Participants following each Purchase Date, which statements shall set forth the total amount used from the Participant’s account to purchase Common Stock, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any, in the Participant’s account.
18.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date, and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting one new Purchase Date for both Participation Periods (the “New Purchase Date”), which shall be prior to the Date of the Company’s proposed dissolution or liquidation and shall be the last Purchase Date under the Plan. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.
(c)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting one New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed sale or merger, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.
19.Amendment or Termination.
(a)The Board may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal, national or state law or regulation of the United States or applicable foreign jurisdiction or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may, without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased by him or her under the Plan.
(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to designate or un-designate entities as Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld or contributed during a Participation Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, and establish such other limitations and procedures that the Board determines in its sole discretion advisable and that are consistent with the Plan and the Code.
(c)If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:
(i)Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;
(ii)Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Board action; and/or
(iii)Allocating shares.
Notwithstanding anything in the Plan to the contrary, such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 9.
20.Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Section 423(b) Component, the Board, in its sole discretion, may vary the terms and conditions of separate offerings within the Section 423(b) Component by adopting administrative rules and procedures applicable to such Section 423(b) offering, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objectives of the Plan, and in order to facilitate the operation of the Plan in such jurisdictions. In this regard, unless the Board otherwise determines, the Employees of each Section 423(b) Employer shall be deemed to participate in a separate offering from the Company; the terms of participation within any such offering to the Employees of a Section 423(b) Employer shall be the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.
21.Non-Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Non-Section 423(b) Component, the Board may, in its sole discretion, adopt administrative rules, procedures and sub-plans applicable to Non-Section 423(b) Employers which are outside the scope of Section 423 of the Code, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or other applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objective of the Plan, in order to facilitate the operation of the Plan in such jurisdictions and/or in order to exclude Employees who are located in a specific jurisdiction as may be determined advisable by the Board. For purposes of clarity, the terms and conditions contained herein that are subject to variation for each Non-Section 423(b) Employer shall be documented in writing and approved by the Board.
22.Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate if one is requested by the Participant.
23.Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income tax, social insurance, payroll tax, payment on account or other withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction. For purposes of determining similarly situated Employees, Employees who are participating in the Section 423(b) Component shall not be considered to be similarly situated to Employees who are participating in the Non-Section 423(b) Component of the Plan.

24.Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
25.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
26.Term of Plan; Effective Date. The Plan shall become effective on November 1, 2020, subject to and conditioned upon approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law. The Plan shall continue in effect for a term of 10 years unless sooner terminated in accordance with its terms.
27.Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, United States federal law. All times stated in the Plan shall refer to the time in Durham, North Carolina, USA.
28.Authorization to Release Necessary Personal Information.
(a)As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.
(b)Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option and Employee’s ability to participate in the Plan.

CREE, INC. 4600 SILICON DRIVE DURHAM, NC 27703
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CREE, INC. The Board of Directors recommends that you vote FOR the following:				For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF DIRECTORS Nominees: 01) Glenda M. Dorchak 02) John C. Hodge 03) Clyde R. Hosein 04) Darren R. Jackson 05) Duy-Loan T. Le	06) Gregg A. Lowe 07) John B. Replogle 08) Thomas H. Werner 09) Anne C. Whitaker			☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals: 2. APPROVAL OF THE 2020 EMPLOYEE STOCK PURCHASE PLAN.							For ☐	Against ☐	Abstain ☐
3. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2021.							☐	☐	☐
4. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.							☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting or any adjournments thereof, the persons named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 9, 2020, receipt of which is hereby acknowledged.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D22969-P43603

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CREE, INC. ANNUAL MEETING OF SHAREHOLDERS OCTOBER 26, 2020
The undersigned hereby appoints Gregg A. Lowe and Bradley D. Kohn, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of Cree, Inc. to be held virtually at www.virtualshareholdermeeting.com/CREE2020 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 26, 2020 at 12:00 p.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE